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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12

Whole Foods Market, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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550 Bowie Street
Austin, Texas 78703

January 26, 2009

Dear Fellow Shareholder:

        You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Whole Foods Market, Inc. to be held on March 16, 2009, at 9 a.m. local time, at the Nashville Marriott Vanderbilt University, 2555 West End Avenue, Nashville, TN 37203. The information regarding matters to be voted upon at the Annual Meeting is set out in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. I urge you to vote your shares as soon as possible. The proxy card contains instructions on how to cast your vote.

        While 2008 was the most challenging year in our company's history, it created an opportunity for us to reexamine all aspects of our business. I believe we made several excellent strategic decisions that will create long-term value for all of our stakeholders. With fewer than 300 stores today, we remain very bullish on our long-term growth prospects, as the market for natural and organic products continues to grow and as our company continues to evolve. I want to thank all of our Team Members for their continued hard work and dedication, and all of our customers, suppliers, and shareholders for their continued support. We look forward to reviewing the events of the last fiscal year at the Annual Meeting.

Sincerely,

/s/ JOHN P. MACKEY JOHN P. MACKEY Chairman and Chief Executive Officer

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	March 16, 2009
Time:	9 a.m. local time
Place:	Nashville Marriott Vanderbilt University, 2555 West End Avenue, Nashville, TN 37203

Proposals:

  1.
  To elect the eight nominees named in the attached proxy statement to the Board of Directors of Whole Foods Market, Inc. to serve one-year terms expiring at the later of the annual meeting of shareholders in 2010 or upon a successor being elected and qualified.

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditor for the Company for the fiscal year ending September 27, 2009.

  3.
  To ratify the amendment and restatement of the Company's 2007 Stock Incentive Plan as the 2009 Stock Incentive Plan.

  4.
  To ratify the amendment of our stock incentive plan to increase the number of shares of common stock reserved for issuance pursuant to such plan by an additional 12 million shares.

  5.
  To ratify the amendment of our team member stock purchase plan to increase the number of shares of common stock reserved for issuance pursuant to such plan by an additional 500,000 shares.

  6.
  To consider three separate proposals from our shareholders.

  7.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	January 16, 2009
By Order of the Board of Directors,

/s/ GLENDA CHAMBERLAIN Executive Vice President and Chief Financial Officer
January 26, 2009

 YOUR VOTE IS IMPORTANT!

        Your vote is important. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs.

550 Bowie Street
Austin, Texas 78703

PROXY STATEMENT

Annual Meeting of Shareholders of the Company to be held on March 16, 2009

 Some Questions You May Have Regarding this Proxy Statement

Q:
Why am I being asked to review these materials?

A:
The accompanying proxy is solicited on behalf of the Board of Directors of Whole Foods Market, Inc., a Texas corporation (the "Company"). We are providing these proxy materials to you in connection with our Annual Meeting of Shareholders, to be held at the Nashville Marriott Vanderbilt University, 2555 West End Avenue, Nashville, Tennessee 37203, on March 16, 2009 at 9 a.m., local time. As a Company shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:
Why am I being asked to review materials on-line?

A:
Under rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we are now furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about January 26, 2009.

Q:
Who may vote at the meeting?

A:
You may vote all of the shares of our common stock that you owned at the close of business on January 16 2009, the record date. On the record date, Whole Foods Market, Inc. had 140,399,015 shares of common stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of common stock held by you on all matters presented at the meeting.

  We also have outstanding 425,000 shares of Series A 8.00% Redeemable Convertible Exchangeable Participating Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), which are entitled to vote together with the holders of common stock on all matters which are voted upon by our shareholders. Each holder of shares of Series A Preferred Stock is entitled to the number of votes equal to the largest number of whole shares of common stock into which all shares of Series A Preferred Stock held of record by such holder could then be converted at the record date for the determination of the shareholders entitled to vote on such matters, subject to the limitation that no holder of Series A Preferred Stock may have more than 19.99% of the voting power of our voting stock. As of the record date for the meeting, each share of Series A Preferred Stock was entitled to 68.9655 votes.

Q:
What proposals will be voted on at the meeting and how does the Board of Directors recommend I vote?

A:
There are five Company proposals to be considered and voted on at the meeting. Please see the information included in the proxy statement relating to these proposals to be voted on. The Proposals to be voted on and related recommendation from the Board of Directors are as follows:

1.
To elect the eight nominees named herein to the Board of Directors of Whole Foods Market, Inc., each to serve a one-year term expiring at the later of the annual meeting of shareholders in 2010 or upon his or her successor being elected and qualified. Our Board of Directors unanimously recommends that you vote "FOR" each of the nominees to the Board of Directors.

2.
To ratify the appointment of Ernst & Young LLP as independent auditor for the Company for the fiscal year ending September 27, 2009. Our Board of Directors unanimously recommends that you vote "FOR" ratification of Ernst & Young LLP as our independent auditor.

3.
To ratify the amendment and restatement of the Company's 2007 Stock Incentive Plan as the "2009 Stock Incentive Plan." Our Board of Directors unanimously recommends that you vote "FOR" the Company proposal regarding the amendment and restatement of our 2007 Stock Incentive Plan.

4.
To ratify the amendment of the Company's stock incentive plan to increase the number of shares of common stock reserved for issuance pursuant to such plan by an additional 12 million shares. Our Board of Directors unanimously recommends that you vote "FOR" the Company proposal regarding the increase in the number of shares reserved for issuance under our stock incentive plan.

5.
To ratify the amendment of the Company's team member stock purchase plan to increase the number of shares of common stock reserved for issuance pursuant to such plan by an additional 500,000 shares. Our Board of Directors unanimously recommends that you vote "FOR" the Company proposal regarding the increase in the number of shares reserved for issuance under our team member stock purchase plan.

  In addition, there are three proposals from shareholders to be considered and voted on at the meeting. Please see the information included in the proxy statement relating to these proposals to be voted on. A summary of the shareholder proposals to be voted on and the related recommendation from the Board of Directors are as follows:

  6.
  Separating the roles of our Company Chairman of the Board and CEO. Our Board of Directors unanimously recommends that you vote "AGAINST" the shareholder proposal regarding separating the roles of our Chairman of the Board and CEO.

  7.
  Expanding the requirement for majority voting standards for all matters requiring a vote of the shareholders in the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated Bylaws (the "Bylaws"). Our Board of Directors unanimously recommends that you vote "AGAINST" the shareholder proposal regarding expanding the requirement for majority voting standards for all matters requiring a vote of the shareholders in the Articles of Incorporation and Bylaws.

  8.
  Reincorporating from a Texas corporation to a North Dakota corporation. Our Board of Directors unanimously recommends that you vote "AGAINST" the shareholder proposal regarding reincorporation in North Dakota.

  We will also consider other business that properly comes before the meeting in accordance with Texas law and our Bylaws.

Q:
What happens if additional matters are presented at the annual meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, John P. Mackey and Glenda Chamberlain, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Texas law and our Bylaws.

Q:
How do I vote?

A:
Voting Alternatives:

•
via the Internet at www.proxyvote.com;

•
by phone, after your receipt of hard copies of the proxy materials;

•
by requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials.

  If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered a shareholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials has been sent directly to you by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

  If like most shareholders of the Company, you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice of Internet Availability of Proxy Materials is being forwarded to you. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

  We encourage you to register your vote via the Internet. If you attend the meeting, you may also submit your vote in person and any votes that you previously submitted—whether via the Internet, by phone or by mail—will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in this proxy statement or as otherwise specified by you. To vote at the meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a "legal proxy" to bring to the meeting.

  Unless you hold your shares through the Company's 401(k) Plan, you may vote via the Internet or by phone until 11:59 p.m., Eastern Time, on March 15, 2009, or the Company's agent must receive your paper proxy card on or before March 15, 2009. If you hold your shares through the Company's 401(k) Plan, you may vote via Internet or by phone until 11:59 p.m., Eastern Time, on March 11, 2009, or the Company's agent must receive your paper proxy card on or before March 11, 2009.

Q:
What constitutes a quorum, and why is a quorum required?

A:
A quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of shares having a majority of the voting power represented by all outstanding shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting of Shareholders at a later date.

Q:
What if I do not vote or abstain? How are broker non-votes counted?

A.
Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote on any matter presented for shareholder approval, the effect of an abstention will be the same as a vote against a proposal.

  John P. Mackey and Glenda Chamberlain are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. For beneficial shareholders, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum present.

Q:
If my shares are held in street name by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If you are a beneficial shareholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:
Who will count the votes?

A:
The Company has hired a third party, Broadridge Financial Solutions, Inc., to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the Annual Meeting.

Q:
Where can I find voting results of the meeting?

A:
We will announce preliminary general voting results at the meeting and publish final detailed voting results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009 or in an earlier filed Form 8-K.

Q:
Who will bear the cost for soliciting votes for the meeting?

A:
We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. We may hire a proxy solicitation firm at a standard industry compensation rate. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain of our officers, directors and regular employees.

Q:
Whom should I call with other questions?

A:
If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2008 Annual Report on Form 10-K, please contact: Whole Foods Market, Inc. 550 Bowie Street, Austin, TX 78703, Attention: Investor Relations Dept., Telephone: (512) 542-0204.

Q:
How can I communicate with the Company's Board of Directors?

A:
Shareholders may send communications in care of the Director of Internal Audit, Whole Foods Market 550 Bowie Street, Austin, TX 78703, or via email to: shareholder.communications@wholefoods.com. Please indicate whether your message is for the Board of Directors as a whole, a particular group or committee of directors or an individual director. The Board of Directors has implemented procedures for processing shareholder communications and a description of these procedures can be found at http://www.wholefoodsmarket.com//investor/corporategovernance/leadership_board-shareholder.html.

 PROPOSAL 1—ELECTION OF DIRECTORS

Size of Board of Directors

        Our Board of Directors currently consists of 10 members. Two members of the Board of Directors are separately elected by the holders of Series A Preferred Stock. The remaining eight members of the Board of Directors are elected by our holders of common stock and Series A Preferred Stock, voting together as one class.

Board of Directors Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1. Pursuant to its agreement with the Company, the holders of the Series A Preferred Stock are required to vote their shares in favor of all of the nominees for election as directors.

Vote Required

        Election of each director requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote.

Current Nominees

        Other than the two directors separately elected by the holders of Series A Preferred Stock, each of the remaining eight members of the Board of Directors is up for reelection and each has been nominated for election at the annual meeting to hold office until the later of the next annual meeting or the election of his/her respective successor. The director nominees are Dr. John B. Elstrott, Gabrielle E. Greene, Hass Hassan, Stephanie Kugelman, John P. Mackey, Morris J. Siegel, Dr. Ralph Z. Sorenson and William A. (Kip) Tindell, III. Using Rule 4200 of the NASDAQ Marketplace Rules as a guide, the Board of Directors, upon the advice of the Nominating & Governance Committee, has determined that all of the director nominees other than Mr. Mackey are "independent directors" because (i) he/she is not an executive officer or employee of the Company; and (ii) in the opinion of the Board of Directors he/she is not an individual having a relationship that will interfere with the exercise of independent judgment in carrying out the responsibilities of such director.(a) This independence question is analyzed annually in both fact and appearance to promote arms-length oversight.

(a)
Rule 4200 of the NASDAQ Marketplace Rules specifically excludes the following persons from the definition of Independent Director: (A) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company; (B) a director who accepted or who has a family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a family member who is an employee (other than an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation; provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to the additional, more stringent requirements of NASDAQ Market Place Rules Rule 4350(d); (C) a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer; (D) a director who is, or has a family member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company's securities; or (ii) payments under non-discretionary charitable contribution matching programs; (E) a director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or (F) a director who is, or has a Family Member who is a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

        Mr. Mackey is a current Company officer, and accordingly the Board of Directors has concluded that he is not currently an independent director. Discussion concerning director independence, including the reference Rule 4200 of the NASDAQ Marketplace Rules, is available on the Company website at: http://www.wholefoodsmarket.com//investor/corporategovernance/principles.pdf.

        The information provided below is biographical information about each of the nominees. Age and other information in each nominee's biography are as of December 31, 2008.

        Dr. John B. Elstrott, 60, has served as a director of the Company since 1995. Dr. Elstrott is a Clinical Professor of Entrepreneurship and the founding director of the Levy-Rosenblum Institute for Entrepreneurship at Tulane University's Freeman School of Business, which was started in 1991.

        Gabrielle E. Greene, 48, has served as a director of the Company since 2003. Ms. Greene has served as a Principal of a diversified investment fund, Rustic Canyon/Fontis Partners, LP, since its inception in October 2005. In addition, Ms. Greene served as Chief Financial Officer of the Villanueva Companies, a private holding company with diverse investment interests from 2002 through 2005. Ms. Greene also serves on the board of directors of Bright Horizons Family Solutions.

        Hass Hassan, 61, has served as a director of the Company since 2005. Mr. Hassan has been a General Partner of Greenmont Capital, an investment firm, since 2006. Mr. Hassan founded Fresh & Wild, Ltd., an organic food retailer in the United Kingdom in 1999. Mr. Hassan served as President and Executive Chairman of Fresh & Wild from 1999 until 2004, when the company was acquired by Whole Foods Market.

        Stephanie Kugelman, 61, has served as a director of the Company since December 2008. She is the recently retired Vice Chairman, Chief Strategic Officer of Young & Rubicam Brands, a worldwide marketing communications company, where she held positions of increasing responsibility commencing in 1971. Since 2006, Ms. Kugelman has been the founder and Chairman of A.S.O., A Second Opinion, a strategy and branding consultancy. She serves on the board of directors of Home Shopping Network.

        John P. Mackey, 55, co-founder of the Company, has served as Chairman of the Board and Chief Executive Officer since 1980. Mr. Mackey also served as President from June 2001 to October 2004.

        Morris J. Siegel, 59, has served as a director of the Company since 2003. Mr. Siegel is currently self-employed, having operated Capitol Peaks, an investment firm since 2002. Mr. Siegel was the co-founder of Celestial Seasonings, Inc., serving as Chairman and CEO from 1970 until 2002. Celestial Seasonings merged with The Hain Food Group, forming The Hain Celestial Group of which Mr. Siegel served as Vice Chairman from 2000 until retiring in 2002.

        Dr. Ralph Z. Sorenson, 75, has served as a director of the Company since 1994. Dr. Sorenson is the Managing Partner of the Sorenson Limited Partnership, a venture investment partnership. Dr. Sorenson is President Emeritus of Babson College (1974-1981) and Professor Emeritus and former Dean of the University of Colorado, College of Business Administration (1992-present) and former Chairman and CEO of Barry Wright Corporation, a NYSE company (1981-1989). Dr. Sorenson is also a former director of the Federal Reserve Bank of Boston and has served in the past on the boards of directors of a number of other prominent public companies.

        William A. (Kip) Tindell, III, 55, has served as a director of the Company since December 2008. He co-founded The Container Store in 1978 and has served as its CEO since that time. Mr. Tindell serves on the boards of the National Retail Federation and Goodwill Industries.

        The Nominating & Governance Committee, consisting solely of "independent directors" as defined in Rule 4200 of the NASDAQ Marketplace Rules, recommended the eight directors set forth in Proposal 1 for nomination by our full Board of Directors. Based on this recommendation, our Board of Directors nominated such directors for election at the Annual Meeting. All nominees are currently directors, and each nominee has agreed to be named in this proxy statement and to serve if elected. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board of Directors. The Board of Directors may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

Other Directors, Elected by Holder of Series A Preferred Stock

        Jonathan D. Sokoloff, 51, has been a Managing Partner of Leonard Green & Partners, L.P. since 1994 and joined Leonard Green & Partners, L.P. in 1990. Leonard Green & Partners, L.P. is an affiliate of Green Equity Investors V, L.P. Mr. Sokoloff is also a director of Rite Aid Corporation.

        Jonathan A. Seiffer, 37, has been a Partner of Leonard Green & Partners, L.P. since 1999 and joined Leonard Green & Partners, L.P. in 1994. Leonard Green & Partners, L.P. is an affiliate of Green Equity Investors V, L.P.

Current Directors

        Assuming election of all nominees above, the following is a list of persons who will constitute the Company's Board of Directors following the meeting, including their ages and current committee assignments.

Name	Age	Committees
Dr. John B. Elstrott**	60	Audit
Gabrielle E. Greene	48	Audit (Chair), Compensation
Hass Hassan	61	Audit
Stephanie Kugelman	61	Nominating & Governance
John P. Mackey*	55	None
Jonathan A. Seiffer***	37	Nominating & Governance
Morris J. Siegel	59	Audit, Compensation (Chair)
Jonathan D. Sokoloff***	51	Compensation
Dr. Ralph Z. Sorenson	75	Compensation, Nominating & Governance (Chair)
William A. (Kip) Tindell, III	55	Nominating & Governance

*
Chair

**
Lead Director

***
Elected by holders of Series A Preferred Stock

        On March 31, 2003, the Board of Directors imposed a 12-year term limit on directors effective as of that year's annual shareholder meeting. The limit for each then-existing director began as of the shareholder meeting date regardless of the date each such director was first elected to the Board of Directors. A director who serves 12 years may sit out two years and is then eligible to serve another 12 years.

Committees and Meetings

        The Board of Directors maintains the following three standing committees. The members of the various committees are identified in the preceding table.

  •
  Audit Committee.    The duties of the Audit Committee are set forth in its charter which can be found at: www.wholefoodsmarket.com/investor/corporategovernance/auditcommittee_charter.pdf on the Company's website. Please also see the Audit Committee Report found under "Proposal 2" in this Proxy Statement.

  •
  Compensation Committee.    The duties of the Compensation Committee are set forth in its Charter which can be found on the Company's website at: http://www.wholefoodsmarket.com/investor/corporategovernance/compensationcommitteecharter.pdf.

    The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing the Company's compensation policies and practices; (ii) reviewing and approving annual compensation and compensation procedures for the Company's executive officers; and (iii) overseeing and recommending director compensation to the Board of Directors. More specifically, the Compensation Committee's responsibilities include: overseeing the Company's general compensation structure, policies and programs, and assessing whether the Company's compensation structure establishes appropriate incentives for management and employees; making recommendations to the Board of Directors with respect to, and administering, the Company's incentive compensation and equity-based compensation plans, including the Company's stock option plans and Team Member stock purchase plan; reviewing and approving compensation procedures for the Company's executive officers; recommending to the independent directors for approval the compensation of the CEO based on relevant corporate goals and objectives and the Board of Directors' performance evaluation of the CEO; reviewing and recommending to the Board of Directors for approval the compensation of executive officers other than the CEO; reviewing and recommending to the Board of Directors employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; reviewing the compensation of directors for service on the Board of Directors and its committees and recommending changes in compensation to the Board of Directors; and monitoring directors' compliance with the Company's stock ownership guidelines. The Compensation Committee Charter does not provide for any delegation of these Compensation Committee's duties.

    Regarding most compensation matters, including executive and director compensation and the Company's salary cap, Company management provides recommendations to the Compensation Committee. The Company did not engage any consultant related to executive and/or director compensation reported for fiscal year 2008.

  •
  Nominating & Governance Committee.    The duties of the Nominating & Governance Committee are set forth in its charter which can be found on the Company's website at: www.wholefoodsmarket.com//investor/corporategovernance/nominatinggoverancecommitteecharter.pdf The Nominating & Governance Committee's purpose is to periodically report to the Board of Directors regarding corporate governance matters, including making recommendations of qualified nominees for election to the Board of Directors. The Nominating & Governance Committee identifies director candidates through recommendations made by members of the Board of Directors, management, shareholders and others, including the possibility of a search firm. At a minimum, a Board of Directors nominee should have significant management or leadership experience which is relevant to the Company's business, as well as personal and professional integrity. Recommendations are developed based on the nominee's own knowledge and experience in a variety of fields, and research conducted by the Company's staff at the Nominating & Governance Committee's direction. Any shareholder recommendation should be directed to the Secretary of the Company and should include the candidate's name, home and business contact information, detailed biographical data, relevant qualifications for Board of Directors membership, information regarding any relationships between the candidate and the Company within the last three years and a written indication by the recommended candidate of her/his willingness to serve. Shareholder recommendations must also comply with the notice provisions contained in the Company's Bylaws in order to be considered (current copies of the Company's Bylaws are available at no charge in the Company's public filings with the SEC, on the Corporate Governance page of the Company's website, or from the Secretary of the Company). In determining whether to nominate a candidate, whether from an internally generated or shareholder recommendation, the Nominating & Governance Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. The Nominating & Governance Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.

        During fiscal year 2008, the Board of Directors and the various committees held the following number of meetings: Board of Directors, 18; Audit Committee, 11; Compensation Committee, 7; and Nominating & Governance Committee, 5. No director attended fewer than 75% of the meetings of the Board of Directors (and any committees thereof), which they were required to attend. It is a policy of the Board of Directors to encourage directors to attend each annual meeting of shareholders. Such attendance allows for direct interaction between shareholders and members of the Board of Directors. Other than David Dupree, a director who was not standing for re-election, all of the then current members of the Board of Directors attended the Company's 2008 annual meeting of shareholders.

        The Board of Directors has determined that all Audit Committee members are "Audit Committee financial experts" under the regulations promulgated by the SEC.

Compensation Committee Interlocks and Insider Participation

        No member of our Board's Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board's Compensation Committee.

 PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITOR

General Information

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as the independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending September 27, 2009. The submission of this matter for ratification by shareholders is not legally required; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Board of Directors Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2009.

Vote Required

        Approval of this proposal requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote.

Independent Auditor

        Ernst & Young served as our independent registered public accounting firm for the audit of our financial statements for fiscal year 2008 and has been engaged for fiscal year 2009. The Company initially engaged Ernst & Young as its independent auditor in 2001. Representatives of Ernst & Young will be present at the 2009 Annual Meeting; will have the opportunity to make a statement at the meeting if they so desire and will be available to respond to appropriate questions.

        The following table presents aggregate fees billed to the Company for services rendered by Ernst & Young for the fiscal years ended September 28, 2008 and September 30, 2007 (in thousands):

	2008	2007
Audit fees	$1,371	$1,690
Audit-related fees	—	—
Tax fees	7	4
All other fees	—	—

Total	$1,378	$1,694

        Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees

        In fiscal years 2008 and 2007, audit fees include fees associated with the annual audit of the Company's financial statements and of the Company's internal control over financial reporting, the quarterly reviews of the financial statements included in the Company's Forms 10-Q filings, consents and review of other documents filed with the Securities and Exchange Commission. Fiscal year 2007 audit fees also include fees associated with purchase accounting procedures related to the Wild Oats, Inc. acquisition and statutory and other audit work performed with respect to certain of the Company's subsidiaries.

Audit-Related Fees

        We did not engage Ernst & Young for audit-related services for fiscal years 2008 and 2007.

Tax Fees

        Tax fees in fiscal years 2008 and 2007 include fees for tax compliance, tax advice and tax planning.

All Other Fees

        We did not engage Ernst & Young for other services for fiscal years 2008 and 2007.

Audit Committee Pre-Approval Policies and Procedures

        Among its other duties, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All services performed by Ernst & Young during fiscal years 2008 and 2007 were approved in accordance with the Committee's pre-approval guidelines.

Audit Committee Report

        Management of the Company is responsible for the preparation and presentation of the Company's financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements and of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

        In fulfilling our oversight responsibilities, we have reviewed and discussed with management and Ernst & Young the audited financial statements for the fiscal year ended September 28, 2008. We also reviewed and discussed with management and Ernst & Young the quarterly financial statements for each quarter in such fiscal year, management's assessment of the effectiveness of the Company's internal control over financial reporting as of September 28, 2008, Ernst & Young's evaluation of the Company's internal control over financial reporting as of that date, and audit plans and results. We have also discussed with Ernst & Young the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

        We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence. We have also considered whether the provision of specific non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and believe that the services provided by Ernst & Young for fiscal years 2008 and 2007 were compatible with, and did not impair, its independence.

        In reliance on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2008.

Gabrielle E. Greene (Chair)
John B. Elstrott
Hass Hassan
Morris J. Siegel

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Company's Compensation Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors, the annual compensation and compensation procedures for the five executive officers of the Company: the Chairman and Chief Executive Officer, the Co-Presidents and Chief Operating Officers, the Executive Vice President and Chief Financial Officer, and the Executive Vice President of Growth and Business Development.

Objectives of Compensation Program

        The Company's compensation and benefit programs reflect the Company's philosophy of egalitarianism. While the programs and individual pay levels will always reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of compensation and benefit programs should be broadly similar across the organization. Perquisites for executives should be rare and limited.

        The primary objective of our compensation program, including our executive compensation program, is to attract and retain qualified, energetic Team Members who are enthusiastic about the Company's mission and culture. A further objective of our compensation program is to provide incentives and reward each of our Team Members for their contribution to the Company. Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

        The salary cap relates to the Company's commitment to stakeholder equity as a principle. This principle has led us to generally limit the maximum cash compensation we pay Team Members in any fiscal year. The following is the salary cap calculation for the Company's past ten fiscal years:

Year	Average Hourly Wage	Average Annual Wage	Average Multiple	Salary Cap

1999	$12.36	$25,709	10	$257,000

2000	$12.84	$26,707	14	$373,900

2001	$13.46	$27,997	14	$391,900

2002	$13.69	$28,479	14	$398,700

2003	$14.07	$29,266	14	$409,700

2004	$14.66	$30,493	14	$426,900

2005	$15.00	$31,200	14	$436,800

2006	$15.38	$31,990	19	$607,800

2007	$15.98	$33,240	19	$631,500

2008	$16.51	$34,334	19	$652,400

What Our Compensation Program is Designed to Reward

        Our compensation program is designed to reward teamwork and each Team Member's contribution to the Company. In measuring the executive officers' contribution to the Company, the Compensation Committee considers numerous factors including the Company's growth and financial performance through reference to the following metrics. All of our executive officers participate in an incentive compensation plan based primarily on Economic Value Added ("EVA"™). EVA is the primary basis for the Company's financial decision-making tools and incentive compensation systems. In its simplest definition, EVA is equivalent to net operating profits after taxes minus a charge for the cost of capital necessary to generate those profits. High EVA correlates with high returns on invested capital. The incentive compensation calculated for the executive officers for fiscal year 2008 was based upon the change in EVA relative to the prior year, the incremental improvement in EVA, the Company's overall EVA, the number of new stores opened or acquired during the fiscal year, and the number of new stores opened with total development costs within the development budget minus a charge for the new stores opened with costs in excess of the development budget during the fiscal year. These compensation elements are designed to be attainable and collectively intended to increase the executive's overall compensation for a fiscal year. EVA declined compared to the prior fiscal year thus no EVA bonus was earned or paid and each executive's beginning pool balance for the following year was reduced to zero

        Stock price performance has not been a factor in determining annual compensation because the price of the Company's common stock is subject to a variety of factors, many of which are outside our control. The Company does not have an exact formula for allocating between cash and non-cash compensation. Other than EVA pool and Benefit Hours pool balances (described below), compensation is generally paid as earned.

        Regarding most compensation matters, including executive and director compensation and the Company's salary cap, our management provides recommendations to the Compensation Committee. However, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Company did not engage any consultant related to executive and/or director compensation reported for fiscal year 2008.

Elements of Company's Compensation Plan and Why We Chose Each (How It Relates to Objectives)

        Annual executive officer compensation consists of a base salary component and the incentive component discussed above. It is the Compensation Committee's intention to set total executive cash compensation sufficiently high to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. The Compensation Committee achieves this through generally studying compensation payments at other companies within the United States and reviewing the Company's current salary cap. The incentive bonus is included in compensation to align the financial incentives with the financial interests of our shareholders, which we believe are primarily growth and return on invested capital.

        Each of our executive officers (other than John P. Mackey) receives stock option grants under the Company's stock option plan. All of our 51,000+ full-time and part-time Team Members are eligible for stock option grants through Annual Leadership Grants, which recognize and incentivize Team Member performance, or through Service Hour Grants once they have accumulated 6,000 total service hours (approximately three years of employment).(b) Approximately 96% of the stock options granted under the plan since its inception in 1992 have been granted to Team Members who are not executive officers. We believe that through our broad-based plan, the economic interests of our Team Members, including our executives, are more closely aligned to those of the shareholders. Other than Service Hour Grants, the number of stock options granted to each executive officer is made on a discretionary rather than formula basis by the Compensation Committee, taking into consideration the pool of discretionary grants for all Team Members and our philosophy of fairness to all stakeholders. Other than Service Hour Grants, each executive officer receives the same number of stock option grants.

(b)
Service hour grants are allocated to each eligible Team Member based on the proportion of their total accumulated service hours.

        As noted above, we have a salary cap that generally limits the total cash compensation paid to any Team Member in each calendar year. This cap is calculated each year as an established multiple of the average cash compensation of all full-time Team Members employed during such year. Employee benefits, stock options and any other form of non-cash compensation, such as the 401(k) match, are not included in determining and applying the salary cap. Payouts under any incentive compensation plan fall within the scope of the Company's salary cap policy. Per our incentive compensation plan, amounts are contributed annually to a "pool" for each Team Member based on EVA results. A portion of the annual EVA pool contribution may remain in the pool and a portion is paid out annually. Annual payouts are calculated as 100% of the pool up to certain job-specific dollar amounts plus a portion of the excess. If the amount to be paid out under the EVA pool will cause the Team Member's cash compensation to exceed the annual salary cap, the amount above the cap is forfeited; the full amount which would otherwise be paid out (including amounts not actually paid to the Team Member) is still subtracted from the pool balance. The accumulated balance in any Team Member's pool account is limited to the amount of the salary cap. Team Members may take time off without pay in order to reduce their salary earned and increase the amount of bonus that can be paid within the cap. The salary cap does not apply in the Team Member's year of termination or retirement. In addition, the salary cap may not apply to compensation arrangements found in agreements related to change of control or termination of employment.

How the Company Chose Amounts and/or Formulas for Each Element

        Each executive's current and prior compensation is considered in setting future compensation. In addition, we review the compensation practices of other companies generally to better understand the market and the spectrum of compensation philosophies and options across the United States. To some extent, our compensation plan is based on the market and companies against which we compete for Team Members; however, we emphasize internal pay equity. The elements of our plan (e.g., base salary, bonus and stock options) are clearly similar to the elements used by many companies. Our additional emphasis on fair treatment of all stakeholders requires that we cap executive and other leadership salaries at a level that does not prohibit us from competing for quality Team Members. The exact base pay, stock grant, and salary cap amounts are chosen in an attempt to balance our competing objectives of fairness to all stakeholders and attracting/retaining Team Members. EVA is an objective calculation and was chosen as the primary basis for determining incentive compensation because we believe it is the best financial framework our executives can use to help make decisions that create sustainable shareholder value.

        Subject to certain exceptions set forth below, the Company plans stock option grant dates well in advance of any actual grant. Regarding our usual annual grants, the timing of grants is typically determined months in advance to coincide with a scheduled meeting of our Board of Directors and its Compensation Committee. Except in highly unusual circumstances, we will not allow option grants at other dates. The grant date is established when the Company's Compensation Committee approves the grant and all key terms have been determined. The exercise price of each of our stock options grants is the market closing price on the grant date. The Company's general policy is for the annual grant to occur within two weeks after the official announcement of our second quarter results so that the stock option exercise price reflects a fully-informed market price. If at the time of any planned option grant date any member of our Board of Directors or Executive Team is aware of material non-public information, the Company would not generally make the planned stock option grant. In such event, as soon as practical after material information is made public, the Compensation Committee will have a specially called meeting and/or otherwise take all necessary steps to authorize the delayed stock option grant. Regarding the grant process, the Compensation Committee does not delegate any related function, and executives are not treated differently from other Team Members.

Accounting and Tax Considerations

        Our stock option grant policies have been impacted by the implementation of SFAS No. 123R, which we adopted in the first quarter of fiscal year 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS 123 under the fair value method and expense those amounts in the income statement over the stock option's remaining vesting period. On September 22, 2005 we accelerated the vesting of all outstanding stock options except stock options held by members of our Executive Team and certain stock options held by our Team Members located in the United Kingdom. We incurred a $17.4 million pre-tax non-cash share-based payment expense in the fourth quarter of fiscal year 2005 related to the accelerated vesting. This expense was based on historical Team Member turnover rates and the Company's best estimate of future turnover rates. We recorded additional pre-tax non-cash share-based payment expense of approximately $4.4 million in fiscal year 2007 and approximately $3.0 million in fiscal year 2006 to adjust this estimate for actual experience. Our current intent is to limit the number of shares granted in any one year so that annual earnings per share dilution from share-based payment expenses will ramp up but not exceed 10% over time. We believe this strategy is best aligned with our stakeholder philosophy because it is intended to limit future earnings dilution from options while at the same time retains the broad-based stock option plan, which we believe is important to Team Member morale, our unique corporate culture and our success.

        In structuring our compensation programs we take into account Internal Revenue Code Section 162(m). Under Internal Revenue Code Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company currently has no individual with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit. However, in certain unusual circumstances the Company may agree to compensation arrangements which results in non-deductibility under Internal Revenue Code Section 162(m).

John P. Mackey

        In November 2006, we announced that John P. Mackey, our Chief Executive Officer, would voluntarily reduce his salary to $1 beginning January 1, 2007 and forgo any future bonus and stock option awards. For the fiscal year Mr. Mackey earned $1 in base salary. Mr. Mackey accrued $33,830 in paid time off during the fiscal year. Mr. Mackey will continue to receive the same non-cash benefits that other Team Members receive, including a Team Member purchase discount card and health insurance.

A. C. Gallo

        The Compensation Committee increased the salary of Mr. Gallo by 5%, from $392,000 to $412,000 effective January 1, 2008. For the fiscal year, Mr. Gallo earned $394,960 in base salary due to his having taken unpaid time off. EVA declined compared to the prior fiscal year thus no EVA bonus was earned or paid and Mr. Gallo's beginning pool balance for the following year was reduced to zero. The Compensation Committee of the Board of Directors awarded Mr. Gallo a discretionary bonus of $150,000. Therefore, for fiscal year 2008 Mr. Gallo's total cash compensation was $544,960. Mr. Gallo also received an additional $18,912 in paid time off during the fiscal year due to his receiving additional benefit hours and the increase in his rate of pay. Mr. Gallo also received two grants of options to purchase shares totaling 4,672. The first grant of 4,500 options to purchase shares is equal to the amount granted to each of the members of our Executive Team, while the second grant of 172 options to purchase shares is based on his 15 years of service with the Company. Mr. Gallo also received a matching contribution to his 401(k) plan in the amount of $155, which is calculated according to a formula consistent with the matching contribution available to all Team Members.

Walter Robb

        The Compensation Committee increased the salary of Mr. Robb by 5%, from $392,000 to $412,000 effective January 1, 2008. For the fiscal year, Mr. Robb earned $406,650 in base salary due to his having taken unpaid time off. EVA declined compared to the prior fiscal year thus no EVA bonus was earned or paid and Mr. Robb's beginning pool balance for the following year was reduced to zero. The Compensation Committee of the Board of Directors awarded Mr. Robb a discretionary bonus of $150,000. Therefore, for fiscal year 2008 Mr. Robb's total cash compensation was $556,650. Mr. Robb received an additional $26,067 in paid time off during the fiscal year due to his receiving additional benefit hours and the increase in his rate of pay. Mr. Robb also received two grants of options to purchase shares totaling 4,648. The first grant of 4,500 options to purchase shares is equal to the amount granted to each of the members of our Executive Team, while the second grant of 148 options to purchase shares is based on his 17 years of service with the Company. Mr. Robb also received a matching contribution to his 401(k) plan in the amount of $155, which is calculated according to a formula consistent with the matching contribution available to all Team Members.

Glenda Chamberlain

        The Compensation Committee increased the salary of Ms. Chamberlain by 5%, from $392,000 to $412,000 effective January 1, 2008. For the fiscal year, Ms. Chamberlain earned $331,555 in base salary due to her having taken unpaid time off. EVA declined compared to the prior fiscal year thus no EVA bonus was earned or paid and Ms. Chamberlain's beginning pool balance for the following year was reduced to zero. The Compensation Committee of the Board of Directors awarded Ms. Chamberlain a discretionary bonus of $150,000. Therefore, for fiscal year 2008 Ms. Chamberlain's total cash compensation was $481,555. Ms. Chamberlain received an additional $63,537 in paid time off during the fiscal year due to her receiving additional benefit hours and the increase in her rate of pay. Ms. Chamberlain also received two grants of options to purchase shares totaling 4,658. The first grant of 4,500 options to purchase shares is equal to the amount granted to each of the members of our Executive Team, while the second grant of 158 options to purchase shares is based on her 20 years of service with the Company. Ms. Chamberlain also received a matching contribution to her 401(k) plan in the amount of $155, which is calculated according to a formula consistent with the matching contribution available to all Team Members.

James P. Sud

        The Compensation Committee increased the salary of Mr. Sud by 5%, from $392,000 to $412,000 effective January 1, 2008. For the fiscal year, Mr. Sud earned $386,638 in base salary due to his having taken unpaid time off. EVA declined compared to the prior fiscal year thus no EVA bonus was earned or paid and Mr. Sud's beginning pool balance for the following year was reduced to zero. The Compensation Committee of the Board of Directors awarded Mr. Sud a discretionary bonus of $150,000. Therefore, for fiscal year 2008 Mr. Sud's total cash compensation was $536,638. Mr. Sud received an additional $50,939 in paid time off during the fiscal year due to his receiving additional benefit hours and the increase in his rate of pay. Mr. Sud also received two grants of options to purchase shares totaling 4,598. The first grant of 4,500 options to purchase shares is equal to the amount granted to each of the members of our Executive Team, while the second grant of 98 options to purchase shares is based on his 11 years of service with the Company.

Compensation Committee Report

        We have reviewed and discussed with management the forgoing Compensation Discussion and Analysis to be included in the Company's proxy statement for its 2009 Shareholder Meeting, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy"). Based on the review and discussion referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company's Proxy.

Compensation Committee
Gabrielle E. Greene
Morris J. Siegel (Chair)
Jonathan D. Sokoloff
Dr. Ralph Z. Sorenson

Summary Compensation Table

        The following table includes information concerning compensation for the one-year periods ended September 28, 2008, September 30, 2007 and September 24, 2006 in reference to our CEO, CFO and the three most highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation(5)	Total(6)

John P. Mackey(7),(8)	2008	$1	—	—	$136,352	$33,830	—	—	$170,183
Chairman of the	2007	$93,500	—	—	$260,046	$68,363	—	$297	$422,206
Board and Chief Executive Officer	2006	$287,600	—	—	$427,000	$632,376	—	$357	$1,347,333

A. C. Gallo	2008	$394,960	$150,000	—	$149,512	$(410,388)	—	$155	$284,239
Co-President and	2007	$333,600	—	—	$260,012	$347,013	—	$297	$940,922
Chief Operating Officer	2006	$310,900	—	—	$420,000	$666,761	—	$357	$1,398,018

Walter Robb	2008	$406,650	$150,000	—	$150,977	$(403,233)	—	$155	$304,549
Co-President and	2007	$382,300	—	—	$263,588	$310,841	—	$297	$957,026
Chief Operating Officer	2006	$371,600	—	—	$426,000	$583,798	—	$357	$1,381,755

Glenda Chamberlain	2008	$331,555	$150,000	—	$145,520	$(365,763)	—	$155	$261,467
Executive Vice	2007	$339,700	—	—	$251,326	$351,661	—	$297	$942,984
President and Chief Financial Officer	2006	$268,500	—	—	$405,000	$788,832	—	$357	$1,462,689

James P. Sud	2008	$386,638	$150,000	—	$145,035	$(378,361)	—	—	$303,312
Executive Vice	2007	$381,900	—	—	$250,969	$303,489	—	—	$936,358
President of Growth and Business Development	2006	$333,600	—	—	$405,000	$711,961	—	—	$1,450,561

Lee Valkenaar	2008	$311,010	—	—	$304,455	$(429,300)	—	$1,526,790	$1,712,955
Executive Vice	2007	$362,300	—	—	$303,273	$320,635	—	$297	$986,505
President of Global Support	2006	$303,100	—	—	$489,000	$798,545	—	$357	$1,591,002

(1)
All cash compensation received by the named executive officer for the applicable fiscal year is found in either the Salary or Bonus Columns of this Table or is part of the EVA Bonus specified in Footnote 4 Part A of this Table. Total cash compensation for each named executive officer is set forth in Footnote 6 of this Table. The total of the Salary Column, Bonus Column and the EVA Bonus paid is limited to the Company's salary cap. For fiscal years 2008, 2007 and 2006 the salary cap was $652,3600, $631,500 and $607,800 respectively. In addition figures shown in the Salary Column of this Table reflect the amount actually received by each named executive officer during the fiscal year; not such officer's annual rate of pay for the indicated fiscal year; rates may be higher than amounts shown due to the named executive officer electing to take time-off without pay. In 2008 the annualized average rate of pay for all named executive officers, excluding John P. Mackey was $412,000. In 2007 the annualized average rate of pay for all named executive officers, excluding John P. Mackey was $392,000. In 2006 the annualized average rate of pay for all named executive officers was $374,000.

(2)
Notwithstanding negative EVA this year, the Compensation Committee approved of this discretionary bonus based on its intention to set total executive cash compensation sufficiently high to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Also see Non-Equity Incentive Plan Compensation Column of this Table for incentive bonus information.

(3)
Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-based Payments. See Note 14 of the consolidated financial statements in the Company's Annual Report for the year ended September 28, 2008 regarding assumptions underlying valuation of equity awards. As Note 14 indicates, amounts in this column relate to expensing of options granted during fiscal years 2008, 2007 and 2006, which vest over four years.

(4)
Amounts, if any, found in the Non-Equity Incentive Plan Compensation Column of this Table may consist of the following parts:

A.
Amounts earned and actually paid for the year to the named executive officer in relation to their EVA Bonus;

  B.
  Contributions during any year to the named executive officer's EVA pool in excess of EVA Bonuses paid or in the case of a negative EVA year, withdrawals from such pool that are not actually paid to the named executive officer (See EVA Pool Plan Table: Registrant Contribution Column); and

  C.
  Contributions to named executive officer's benefit hours pool during any year in excess of those benefit hours used (See benefit hours Table: Registrant Contribution Column).

  For each named executive officer, the total column amount is broken down into the following ordered parts which correspond to the notes above: A + B + C = Total Non-Equity Incentive Compensation Column amount. For fiscal year 2008: John P. Mackey $0 + $0 + $33,830 = $33,830; A. C. Gallo $0 + ($429,300) + $18,912 = ($410,388); Walter Robb $0 + ($429,300) + $26,067 = ($403,233); Glenda Chamberlain $0 + ($429,300) + $63,537 = ($365,763); James P. Sud $0 + ($429,300) + $50,939 = ($378,361); Lee Valkenaar $0 + ($429,300) + $0 = ($429,300). For fiscal year 2007: John P. Mackey $0 + $0 + $68,363 = $68,363; A. C. Gallo $297,900 + $0 + $49,113 = $347,013; Walter Robb $249,200 + $0 + $61,641 = $310,841; Glenda Chamberlain $291,800 + $0 + $59,861 = $351,661; James P. Sud $249,600 + $0 + $53,889 = $303,489; Lee Valkenaar $269,200 + $0 + $51,435 = $320,635. For fiscal year 2006: John P. Mackey $320,200 + $293,700 + $18,476 = $632,376; A. C. Gallo $296,900 + $316,500 + $53,361 = $666,761; Walter Robb $236,200 + $284,900 + $62,698 = $583,798; Glenda Chamberlain $339,300 + $367,400 + $82,132 = $788,832; James P. Sud $274,200 + $367,400 + $70,361 = $711,961; Lee Valkenaar $304,700 + $435,600 + $58,245 = $798,545.

(5)
Other than payments to Lee Valkenaar during fiscal year 2008, amounts in this Column relate solely to the Company's 401(k) match program which is available to all Team Members. Lee Valkenaar resigned from his executive position prior to the end of fiscal year 2008, but continues to be employed with the Company. The number set forth in Lee Valkenaar's fiscal year 2008 column represents amounts paid to him in connection with this change in position.

(6)
Total compensation reflected in this column includes cash compensation received by each named executive officer during any fiscal year, which may consist of the following:

X.
Salary; and

Y.
EVA Bonus.

Z.
Other Bonus

  For each named executive officer, the total cash compensation received during any fiscal year is broken down into the following ordered parts which correspond to the notes above: X + Y + Z = total cash compensation. For fiscal year 2008: John P. Mackey, $1 + $0 + $0 = $1; A. C. Gallo, $394,960 + $0 + 150,000 = $544,960; Walter Robb, $406,650 + $0 + 150,000 = $556,650; Glenda Chamberlain, $331,555 + $0 + 150,000 = $481,555; James P. Sud, $386,638 + $0 + 150,000 = $536,638; Lee Valkenaar, $311,010 + $0 + $0 = $311,010—also see additional one time fiscal year 2008 cash compensation paid to Lee Valkenaar in footnote number 5 of this Summary Compensation Table. For fiscal year 2007: John P. Mackey, $93,500 + $0 + $0 = $93,500; A. C. Gallo, $333,600 + $297,900 + $0 = $631,500; Walter Robb, $382,300 + $249,200 + $0 = $631,500; Glenda Chamberlain, $339,700 + $291,800 + $0 = $631,500; James P. Sud, $381,900 + $249,600 + $0 = $631,500; Lee Valkenaar, $362,300 + 269,200 + $0 = $631,500. For fiscal year 2006: John P. Mackey, $287,600 + $320,200 + $0 = $607,800; A. C. Gallo, $310,900 + $296,900 + $0 = $607,800; Walter Robb, $371,600 + $236,200 + $0 = $607,800; Glenda Chamberlain, $268,500 + $339,300 + $0 = $607,800; James P. Sud, $333,600 + $274,200 + $0 = $607,800; Lee Valkenaar, $303,100 + $304,700 + $0 = $607,800.

(7)
Effective January 1, 2007 John P. Mackey voluntarily reduced his salary to $1 and elected to forgo earning any future cash compensation, stock awards and/or options awards.

(8)
Although John P. Mackey received no grant of stock options during fiscal year 2008, the amount in his 2008 Option Awards column represents the Company's expense associated with his existing options vesting during fiscal year 2008.

Grants of Plan-Based Awards Table

        The following table sets forth certain information with respect to the options granted and potential payments under the EVA Plan during or for the fiscal year ended September 28, 2008 to each of our named executive officers listed in the summary Compensation Table as shown under the caption "Executive Compensation."

								All Other Stock Awards: Number of Shares of Stock or Units
									All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards(2)
										Exercise or Base Price of Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name and Principal Position	Grant Date
		Threshold	Target(1)	Maximum	Threshold	Target	Maximum

John P. Mackey
Chairman of the Board and Chief Executive Officer

A. C. Gallo	05/23/08		$239,000						4,672	$27.62	$34,262
Co-President and Chief Operating Officer

Walter Robb	05/23/08		$239,000						4,648	$27.62	$34,086
Co-President and Chief Operating Officer

Glenda Chamberlain	05/23/08		$239,000						4,658	$27.62	$34,159
Executive Vice President and Chief Financial Officer

James P. Sud	05/23/08		$239,000						4,598	$27.62	$33,719
Executive Vice President of Growth and Business Development

Lee Valkenaar	05/23/08		$239,000						4,684	$27.62	$34,350
Executive Vice President of Global Support

(1)
The Company's EVA Plan does not provide for threshold, target and maximum payment amounts, except that the payment may be limited due to the salary cap. The amount disclosed as each named executive officer's "target" EVA incentive compensation for fiscal year 2008 is a representative amount. This disclosed figure was determined by calculating the percentage (61%) of each named executive officer's annual rate of base salary (calculated at the rates in effect for fiscal year 2007) that such named executive officer would have actually been paid for fiscal year 2008 under the EVA Plan, subject to the salary cap limit in effect for such year. Each named executive officer's EVA incentive compensation for fiscal year 2008 is subject, together with base salary, to the salary cap described in the Compensation Discussion and Analysis section above.

(2)
Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-based Payments. See Note 14 of the consolidated financial statements in the Company's Annual Report for the year ended September 28, 2008 regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards Value at Fiscal Year-End Table

        The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year end, September 28, 2008. The number of options held at September 28, 2008 includes options granted under the Whole Foods Market 2007 Stock Incentive Plan, which is a consolidation, amendment and restatement of the Whole Foods Market, Inc. Incentive Stock Option Plan for Team Members and the Whole Foods Market, Inc. Amended and Restated Stock Option Plan for Outside Directors.

	Option Awards					Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

John P. Mackey	8,000	0	—	23.305	03/25/09	—	—	—	—
Chairman of	4,000	0		24.605	01/22/10
the Board and	12,000	0		27.82	03/31/10
Chief Executive	6,000	0		29.875	11/06/10
Officer	12,000	0		39.61	05/06/11
	7,126	2,374		41.045	10/22/11
	7,500	2,500		43.425	11/04/11
	9,000	3,000		54.17	05/06/12
	9,000	3,000		66.805	09/15/12
	2,364	2,365		68.96	05/12/11

A. C. Gallo	8,000	0	—	23.305	03/25/09	—	—	—	—
Co-President	4,000	0		24.605	01/22/10
and Chief	12,000	0		27.82	03/31/10
Operating	6,000	0		29.875	11/06/10
Officer	12,000	0		39.61	05/06/11
	6,000	2,000		41.045	10/22/11
	7,500	2,500		43.425	11/04/11
	9,000	3,000		54.17	05/06/12
	9,000	3,000		66.805	09/15/12
	2,326	2,328		68.96	05/12/11
	1,167	3,501		39.74	05/18/12
	0	4,672		27.62	05/23/13

Walter Robb	8,000	0	—	23.305	03/25/09	—	—	—	—
Co-President	4,000	0		24.605	01/22/10
and Chief	12,000	0		27.82	03/31/10
Operating	6,000	0		29.875	11/06/10
Officer	12,000	0		39.61	05/06/11
	6,976	2,324		41.045	10/22/11
	7,500	2,500		43.425	11/04/11
	9,000	3,000		54.17	05/06/12
	9,000	3,000		66.805	09/15/12
	2,314	2,315		68.96	05/12/11
	1,160	3,482		39.74	05/18/12
	0	4,648		27.62	05/23/13

Glenda Chamberlain	8,000	0	—	23.305	03/25/09	—	—	—	—
Executive Vice	4,000	0		24.605	01/22/10
President And	12,000	0		27.82	03/31/10
Chief Financial	6,000	0		29.875	11/06/10
Officer	12,000	0		39.61	05/06/11
	3,750	1,250		41.045	10/22/11
	7,500	2,500		43.425	11/04/11
	9,000	3,000		54.17	05/06/12
	9,000	3,000		66.805	09/15/12
	2,320	2,321		68.96	05/12/11
	1,163	3,490		39.74	05/18/12
	0	4,658		27.62	05/23/13

James P. Sud	8,000	0	—	23.305	03/25/09	—	—	—	—
Executive Vice	4,000	0		24.605	01/22/10
President of	12,000	0		27.82	03/31/10
Growth and	6,000	0		29.875	11/06/10
Business	12,000	0		39.61	05/06/11
Development	3,750	1,250		41.045	10/22/11
	7,500	2,500		43.425	11/04/11
	9,000	3,000		54.17	05/06/12
	9,000	3,000		66.805	09/15/12
	2,289	2,290		68.96	05/12/11
	1,147	3,444		39.74	05/18/12
	0	4,598		27.62	05/23/13

Lee Valkenaar	—	—	—	—	—	—	—	—	—
Executive Vice President of Global Support

(1)
Options become exercisable in four equal installments each year beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested Table

        The following table includes certain information with respect to the options exercised by the executive officers named above during the fiscal year ended September 28, 2008.

	Option Awards		Stock Awards

Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting

John P. Mackey	16,000	399,460	—	—
Chairman of the Board and Chief Executive Officer

A. C. Gallo	14,628	428,424	—	—
Co-President and Chief Operating Officer

Walter Robb	26,588	680,719	—	—
Co-President and Chief Operating Officer

Glenda Chamberlain	16,000	310,368	—	—
Executive Vice President and Chief Financial Officer

James P. Sud	16,000	396,885	—	—
Executive Vice President of Growth and Business Development

Lee Valkenaar	28,000	716,870	—	—
Executive Vice President of Global Support

(1)
Value Realized on Exercise is calculated as the difference between the total fair market value of the shares on the date of exercise (using the closing market price on the exercise date), less the total option price paid for the shares, regardless of whether or not the shares were sold on the date of exercise, sold subsequently, or held.

Non-Qualified Deferred Compensation

EVA Pool Plan

        The table below provides information concerning the EVA pool for each of our executive officers during the one-year period ended September 28, 2008.

        Upon termination of employment, each executive listed below is entitled to receive as a lump sum payment the Aggregate Balance in their EVA pool and in such year of termination of employment total cash compensation received may be in excess of the salary cap. If a termination of employment had occurred as of September 28, 2008, in addition to other benefits discussed herein, each executive would be entitled to receive the amount specified in the Aggregate Balance at Last Fiscal Year End Column of this Table.

Name and Principal Position	Executive Contributions in Last Fiscal Year End	Registrant Contributions in Last Fiscal Year End(1)	Aggregate Earnings in Last Fiscal Year End	Aggregate Withdrawals/ Distributions(2)	Aggregate Balance at Last Fiscal Year End(3)

John P. Mackey	—	$0	—	—	$607,800
Chairman of the Board and Chief Executive Officer

A. C. Gallo	—	$(429,300)	—	$0	$0
Co-President and Chief Operating Officer

Walter Robb	—	$(429,300)	—	$0	$0
Co-President and Chief Operating Officer

Glenda Chamberlain	—	$(429,300)	—	$0	$0
Executive Vice President and Chief Financial Officer

James P. Sud	—	$(429,300)	—	$0	$0
Executive Vice President of Growth and Business Development

Lee Valkenaar	—	$(429,300)	—	$0	$0
Executive Vice President of Global Support

(1)
Amounts shown in the Registrant Contributions in Last Fiscal Year Column of this Table represent the sum of amounts earned according to the incentive compensation plan, net of amounts paid during the year and net of any amounts forfeited due to the limits on cash payouts and on pool balances or negative EVA improvement. The Company's salary cap applies to the EVA Bonus paid and Salary paid during the applicable year. Except for John P. Mackey who has voluntarily elected to forgo earning future EVA bonus amounts, all members of the Executive Team generally receive the same gross contribution in any year, but the amount paid and the amount forfeited may be different and therefore the net contribution may vary from person to person. The amounts shown in this column reflect a decrease in the EVA pools due to negative EVA improvement. The amounts shown were not received by the executive.

(2)
For 2008, amounts paid during the year to executives in relation to their EVA pool were as follows: John P. Mackey, $0; A. C. Gallo, $0; Walter Robb, $0; Glenda Chamberlain, $0; James P. Sud, $0; Lee Valkenaar, $0.

(3)
The EVA pool plan is intended to limit wide variation in bonuses from year to year. In keeping with the Company's compensation philosophy, after yearly contributions are determined and such year's bonuses are paid, the aggregate balance of each executive's EVA pool cannot exceed the Company's salary cap. After deduction for bonus payouts, any amount that would cause an executive's EVA pool balance to exceed the Company's salary cap is forfeited. John, P. Mackey's EVA pool was frozen at $607,800 in November 2006 when he voluntarily reduced his salary to $1 effective January 1, 2007. At the beginning of fiscal year 2008, other than with respect to John P. Mackey' EVA pool the Aggregate Balance of each executive's EVA pool was $429,300. No EVA payments were made for fiscal year 2008, and other than with respect to John P. Mackey's EVA pool the Aggregate Balance of each executive's pool was decreased by $429,300 to zero.

Benefit Hours

        The table below provides information concerning the benefit hours related to accrued paid vacation and other personal time for each of our executive officers during the one-year period ended September 28, 2008.

        Upon termination of employment, all Team Members are entitled to receive a related lump sum payment for unused benefit hours, and in such year of termination of employment, total cash compensation received may be in excess of the salary cap. If a termination of employment had occurred as of September 28, 2008, in addition to other benefits discussed herein, each executive would be entitled to receive the amount specified in the Aggregate Balance at Last Fiscal Year End Column of this Table.

Name and Principal Position	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions(2)	Aggregate Balance at Last Fiscal Year End(3)

John P. Mackey	—	$33,830	—	$0	$216,963
Chairman of the Board and Chief Executive Officer

A. C. Gallo	—	$18,912	—	$0	$175,156
Co-President and Chief Operating Officer

Walter Robb	—	$26,067	—	$0	$321,383
Co-President and Chief Operating Officer

Glenda Chamberlain	—	$63,537	—	$0	$446,409
Executive Vice President and Chief Financial Officer

James P. Sud	—	$50,939	—	$0	$307,910
Executive Vice President of Growth and Business Development

Lee Valkenaar	—	$0	—	$74,439	$130,772
Executive Vice President of Global Support

(1)
Reflects the net increase in amount from last year including: a) paid time off hours earned this year in excess of hours used; and b) the increase in executives' rate of pay in fiscal year 2008 applied to paid time off hours earned but not yet used from prior years.

(2)
Reflects the net decrease in amount from last year due to said time off from work in excess of paid time off earned during the year.

(3)
Amounts are calculated using paid time off hours earned at the executives 2008 rate of pay as follows: John P. Mackey 1,095 paid time off hours @ $198.14 per hour; A. C. Gallo 884 hours @ $198.14 per hour; Walter Robb 1,622 hours @ $198.14 per hour; Glenda Chamberlain 2,253 hours @ $198.14 per hour; James P. Sud 1,554 hours @ $198.14 per hour; Lee Valkenaar 660 hours @ $198.14 per hour.

Potential Payments on Termination/Change of Control

        In 1991, we entered into Retention Agreements with John P. Mackey and Glenda Chamberlain. These agreements provide for certain benefits upon an involuntary termination of employment, other than for cause, after a "Triggering Event." A Triggering Event includes a merger of the Company with and into an unaffiliated corporation if the Company is not the surviving corporation or the sale of all or substantially all of the Company's assets. The benefits to be received by the executive officer whose employment is terminated after a Triggering Event occurs include: receipt of a lump sum severance payment equal to the executive's then current annual salary and prior year's bonus; continuation of life, health and disability benefits for one year after the termination of employment; and the immediate vesting of any outstanding stock options granted to such executive officer with up to six months to exercise.

        If a Triggering Event and termination of employment had occurred as of September 28, 2008, we estimate that the value of the benefits under the Retention Agreements would have been as follows:

Name	Lump Sum Severance Payment(1)	Continuation of Insurance Benefit	Accelerated Vesting of Stock Options(2)

John P. Mackey	$0	$8,230	$70,198

Glenda Chamberlain	$759,400	$12,231	$133,161

(1)
Payment based on fiscal year 2008 salary plus fiscal year 2007 EVA Bonus.

(2)
Accelerated vesting of stock option amounts were determined by measuring the fair value of the related modification of the unvested stock options as of September 28, 2008, utilizing the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-based Payments." See Note 14 confirm this cite of the consolidated financial statements in the Company's Annual Report for the year ended September 28, 2008 regarding assumptions underlying valuation of equity awards.

        In addition to the Payments above all executives are entitled to payout of the balances found in the: (a) EVA Pool Plan Table in the Aggregate Balance at Last Fiscal Year End Column; and (b) Benefit Hours Table in the Aggregate Balance at Last Fiscal Year End Column.

Director Compensation Table

        For 2008, each of our non-employee directors received the following: a $8,170 quarterly retainer; $6,011 for each Board of Directors' meeting attended in person; $1,101 for each Committee meeting attended in person in conjunction with a Board of Directors meeting; $4,404 for each Committee meeting attended in person apart from a Board of Directors meeting; $1,468 for each Board of Directors/Committee meeting greater than two hours in length attended by telephone in which a majority of directors/committee members participated; $1,101 for each Board of Directors/Committee meeting between one and two hours in length attended by telephone in which a majority of directors/committee members participated; and $551 for each Board of Directors/Committee meeting between fifteen minutes and one hour in length attended by telephone in which a majority of directors/committee members participated. A quarterly retainer was paid to the Lead Director in the amount of $9,344. Finally, each Board of Directors Committee Chair received the following quarterly retainer: $3,499 to the Audit Committee Chair; $1,835 to the Compensation Committee Chair; and $1,835 to the Nominating & Governance Committee Chair.

        We strive to promote an ownership mentality among key leadership and the Board of Directors. Our Corporate Governance Principles provide that it is the policy of the Board of Directors to encourage each director to maintain a stock ownership investment in the Company equal to one times the estimated cash compensation received by each such director for the first full year of service on the Board of Directors. The members of our Board of Directors receive regular grants of stock options. Options become exercisable in four equal installments each year beginning on the first anniversary of the grant date. At fiscal year end, each of our then existing directors owned the indicated number of shares of Company stock: Dr. John B. Elstrott, 41,800; Gabrielle E. Greene, 2,521; Hass Hassan, 30,002; John P. Mackey, 1,206,271; Morris J. Siegel, 3,000; and Dr. Ralph Z. Sorenson, 34,865.

        The following table provides compensation information for the one-year period ended September 28, 2008 for each member of our Board of Directors as of such date.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total

Dr. John B. Elstrott	$143,317		$16,161			$2,193

Gabrielle E. Greene	$120,216		$16,161			$9,664

Hass Hassan	$103,134		$16,161

John P. Mackey(3)	—		—			—	—

Morris J. Siegel	$105,468		$16,161			$2,251

Dr. Ralph Z. Sorenson	$112,014		$16,161

(1)
Amounts calculated utilize the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-based Payments." See Note 14 of the consolidated financial statements in the Company's Annual Report for the year ended September 28, 2008 regarding assumptions underlying valuation of equity awards. The full grant date fair value, computed in accordance with FAS 123R, of the awards granted to each director during fiscal years 2008 was $14,469. Each director received at grant of 2,250 shares during fiscal year 2008. At fiscal year end the aggregate number of option awards outstanding for each director was as follows: Dr. John B. Elstrott, 34,750; Gabrielle E. Greene, 37,550; Hass Hassan, 32,750; Morris J. Siegel, 41,750; Dr. Ralph Z. Sorenson, 34,750.

(2)
The specified amount relates to reimbursement payments for continuing board education. The Company's policy is that upon request from a director the Company will reimburse the director for travel and meal expenses incurred during their travel for Company business, and for continuing board education up to $5,000 in any calendar year including related travel and meal expenses incurred.

(3)
See Summary Compensation Table for disclosure related to John P. Mackey who is also an Executive Officer of the Company. Mr. Mackey does not receive any compensation for serving as a member of the Board of Directors.

Stock Options

        We have historically granted options to purchase common stock under the Whole Foods Market 2007 Stock Incentive Plan and its predecessors. Our Company has, in connection with certain of our business combinations, assumed the stock option plans of the acquired companies. All options granted under plans assumed in business combinations were governed by the terms and conditions of those grants. As of September 28, 2008, options to purchase an aggregate of 71,992,320 of common stock (net of options canceled) had been granted pursuant to these plans, and options to purchase 42,729,043 shares had been exercised. Options to purchase 17,430,158 shares remained outstanding under these plans as of such date, and 4,537,388 of common stock remained available under these plans for future grant.

Code of Business Conduct

        The Company expects all of its Team Members and directors to act in accordance with the highest standards of personal and professional integrity at all times, and to comply with the Company's policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. The Company has adopted a Code of Business Conduct, which is posted on the Company's website at http://www.wholefoodsmarket.com/investor/corporategovernance/codeofconduct.pdf. The Code of Business Conduct applies to the Company's principal executive officer, principal financial officer, principal accounting officer, controller and other persons who perform similar functions for the Company, in addition to the corporate directors and employees of the Company.

Equity Compensation Plan Information

        The following table summarizes information about our equity compensation plans by type as of September 28, 2008.

Plan Category	Options Outstanding	Weighted Average Exercise Price	Options Available for Future Issuance

Approved by security holders	17,430,158	48.6352	4,537,388

Not approved by security holders	—	—	—

Total	17,430,158		4,537,388

Certain Relationships and Related Transactions

        John P. Mackey and Glenda Chamberlain, executive officers of the Company, own approximately 51% and 2%, respectively, of the capital stock of BookPeople, Inc., a retailer of books and periodicals that is unaffiliated with the Company, which leases retail space at one location in Austin, Texas from the Company. The lease which was entered into on December 31, 1993 provides for an aggregate annual minimum rent of approximately $0.5 million which the Company received in rental income in fiscal year 2008.

        The Nominating & Governance Committee of the Board of Directors, pursuant to its written charter, is charged with the responsibility of reviewing certain issues involving potential conflicts of interest, and reviewing and approving all related party transactions, including those required to be disclosed as a "related party" transaction under applicable federal securities laws. The Nominating & Governance Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented. Other than as described above, no transaction requiring disclosure under applicable federal securities laws occurred during fiscal year 2008 that was submitted to the Nominating & Governance Committee for approval as a "related party" transaction.

 PROPOSAL 3—TO AMEND AND RESTATE THE WHOLE FOODS MARKET 2007 STOCK INCENTIVE PLAN

        In March 2007, the shareholders approved and adopted the Whole Foods Market 2007 Stock Incentive Plan (the "2007 Stock Incentive Plan") which was a consolidation, amendment and restatement of the Whole Foods Market, Inc. Incentive Stock Option Plan for Team Members and the Whole Foods Market, Inc. Amended and Restated Stock Option Plan for Outside Directors. On January 20, 2009, the Board of Directors approved additional amendments to the 2007 Stock Incentive Plan via its amendment and restatement, subject to the ratification by our shareholders at the annual meeting. The 2007 Stock Incentive Plan, as so amended and restated, has been renamed as the "Whole Foods Market 2009 Stock Incentive Plan" (the "2009 Stock Incentive Plan"). The principal changes resulting from this amendment and restatement are to:

  •
  allow for the grant of restricted share units as a type of award under the 2009 Stock Incentive Plan.

  •
  extend from five to ten years the maximum expiration date of a future stock option or stock appreciation right award under the 2009 Stock Incentive Plan.

  •
  changes the limit on awards of restricted shares from a fixed limit of 600,000 shares to the following formula: the grant of any award other than an option or a stock appreciation right will reduce the number of shares of common stock available for issuance under the 2009 Stock Incentive Plan by 2 shares of common stock for each share actually subject to such award and will be deemed as an award of 2 shares of common stock for each share actually subject to the award. The grant of an option or a stock appreciation right will continue to be deemed as an award of one share of common stock for each share actually subject to the award.

        A copy of the 2009 Stock Incentive Plan is attached hereto as Appendix A.

Philosophy

        We have a company philosophy of "shared fate" which recognizes there is a community of interest among all of our stakeholders. We believe the 2009 Stock Incentive Plan, under which all of our full-time and part-time Team Members are eligible for award grants, creates an ownership consciousness among our Team Members that more closely aligns their interests with those of our shareholders. Through our broad-based plan, our Team Members share in the risks and the rewards of our business. Approximately 96% of the options granted under the plan have been granted to Team Members who are not executive officers.

        We know from our marketing research that our knowledgeable Team Members and the friendly customer service they provide are among the top reasons customers choose to shop at our stores. We believe our broad-based plan is instrumental in our ability to attract, motivate and retain Team Members. Our Team Members have the opportunity to complete a Morale Survey at least every other year. In 2007, the overall participation rate was 81%, the highest the Company has ever achieved. Topics covered in the survey include job satisfaction, opportunity and empowerment, pay, training, and benefits, among others. Of the Team Members responding, 89% said they almost always or frequently enjoy their job.

        Our Team Members have helped to select us for eleven years in a row as one of the "100 Best Companies to Work For" in Fortune magazine's annual poll. We were very pleased to have earned the No. 16 spot on the 2008 list. We are the only national supermarket retailer to make the list, and we are one of only 14 companies to make the list consecutively since its inception. Employees play an important role in determining the "100 Best" list. Candidate companies complete a questionnaire and a random sample of employees is surveyed. In scoring the responses, Fortune places two-thirds of the total weight on the employee responses. We believe that happy Team Members create happy customers who grow our business and produce happy shareholders.

        As previously communicated, our intention is to limit the number of awards granted in any one year so that annual diluted earnings per share dilution from share-based compensation expense will not exceed 10% over time. We have previously indicated that for fiscal years 2007, 2008 and 2009, we will not grant a number of shares subject to options or other equity awards to employees such that the average number of shares granted during such three fiscal years is greater than 2.91% of the average number of shares of our common stock that were outstanding at the end of each of the three fiscal years. This limitation excludes awards under plans assumed in future acquisitions occurring prior to such acquisition, qualified employee stock purchase plans and certain other tax-qualified plans. The Company believes this strategy is best aligned with our stakeholder philosophy because it limits earnings per share dilution from options while retaining the quality broad-based stock option plan important to Team Member morale, our unique corporate culture and success.

Summary Description of the 2009 Stock Incentive Plan

        The following is a brief summary of the material features of the 2009 Stock Incentive Plan. The full text of the plan document is attached as Appendix A, and the cross-references below refer to the applicable subsections of the plan document.

Administration and Operation

        The 2009 Stock Incentive Plan is administered by the Compensation Committee of the Board. In the event that the Compensation Committee is not comprised solely of Outside Directors, within the meaning of Section 162(m) of the Internal Revenue Code, then any Performance-Based Awards subject to shareholder approval under Section 162(m) will be administered by a committee of two or more Outside Directors appointed by the Board to administer such Performance-Based Awards. (Subsection 2.11)

        The Compensation Committee has complete and absolute authority to make any and all decisions regarding the administration of the 2009 Stock Incentive Plan, including the authority to construe and interpret the plan and awards under the plan, establish administrative rules and procedures, select award recipients, determine the type of awards granted, establish the terms, conditions and other provisions of awards and amend, modify or suspend awards as provided under the plan. The committee may delegate the right to act on its behalf to such persons and with respect to such matters as authorized by the committee. (Subsection 3.2)

Eligibility

        The persons eligible to receive awards under the 2009 Stock Incentive Plan include all of the Company's Team Members (which, for purposes of the plan, include all common-law employees of the Company and any 50% or more-owned subsidiary thereof, currently approximately 51,000 persons), its directors and consultants and nonprofit organizations exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code.

Types and Terms of Awards

        Awards under the 2009 Stock Incentive Plan may take the form of stock options (either incentive stock options or nonqualified stock options), stock appreciation rights settled in cash, restricted shares or restricted share units. (Subsection 2.2) Subject to certain restrictions that are set forth in the plan, the committee will have complete and absolute authority to set the terms, conditions and provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration of vesting and exercisability) and termination, cancellation and forfeiture provisions. (Subsection 3.2)

        The committee shall be subject to the following specific restrictions regarding the types and terms of awards:

        No participant may receive in any plan year awards covering more than 100,000 shares. (Subsection 4.2)

        The exercise price for a stock option may not be less than 100% of the fair market value of the stock on the award date (Subsection 6.3), and the base price for a stock appreciation right may not be less than 100% of the fair market value of the stock on the award date. (Subsection 8.1)

        No stock option and no stock appreciation right may expire more than ten (10) years after the award date (Subsections 6.2 and 8.2) and the restriction period for any restricted share or restricted share unit may not exceed ten (10) years from the award date. (Subsection 7.1)

        If the shares of stock that are subject to an award are not issued or cease to be issuable because the award is terminated, forfeited, canceled or repurchased, those shares (other than shares issued with respect to incentive stock options) will again be available for awards under the 2009 Stock Incentive Plan (Subsections 4.3 and 4.5).

Other Provisions

        Change in Control.    Unless the committee provides otherwise, awards shall provide for the acceleration of vesting and lapse of restrictions, as applicable, upon or following a "Change in Control" of the Company, as such term is defined in the 2009 Stock Incentive Plan. (Subsection 13.2)

        Amendments and Termination.    The Board may amend, suspend or terminate the 2009 Stock Incentive Plan, so long as that action does not impair any award then outstanding, without the consent of the affected participant. Without the approval of the shareholders, however, the Board may not amend the plan to expand the types of awards available under the 2009 Stock Incentive Plan or otherwise materially revise the plan, increase the number of shares reserved for issuance under the plan (other than pursuant to capitalization adjustments set forth in the plan), modify the class of individuals eligible to receive awards under the plan or change the identity of the granting company or the shares to be issued upon the exercise of incentive stock options. (Subsection 14.1)

        The committee may amend, modify or terminate any outstanding award in any manner not inconsistent with the terms of the plan as long as such action does not impair the rights of the participant without his or her consent. (Subsection 14.2)

        The Board may terminate the 2009 Stock Incentive Plan at any time. Nevertheless, absent any such action by the Board, no award will be granted under the plan after the tenth anniversary of its effective date or, if later, the tenth anniversary of any action by the Board or approval of shareholders, if later, to (i) increase the number of shares reserved for issuance under the plan, (ii) modify the class of persons eligible to receive awards under the plan, or (iii) change the identity of the granting company or the shares issued upon exercise of incentive stock options. (Subsection 14.3)

        Foreign Jurisdictions.    If the Board determines that the terms of the 2009 Stock Incentive Plan preclude the achievement of the material purposes of the plan in foreign jurisdictions because of differences in local law, policy or custom, the committee may modify the terms of the plan, or provide additional terms, to the extent necessary to accommodate those differences. These modifications or additional terms may be reflected in sub-plans, supplements or alternative versions of the plan.

Federal Income Tax Consequences

        The following is a summary of the U.S. federal income tax consequences of transactions under the 2009 Stock Incentive Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or the provision of any income tax laws of any municipality, state or foreign country in which a participant may reside.

        Incentive Stock Options.    No taxable income is recognized by the participant upon the grant or exercise of an incentive stock option.; however, the excess of the fair market value of the purchased shares on the date of exercise of the incentive stock option over the aggregate exercise price for the shares is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income. If stock acquired upon the exercise of an incentive stock option is disposed of within two years after the date of grant and within one year after the issuance of such shares to the participant (a "disqualifying disposition"), generally (i) the participant will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares and (ii) the Company will be entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

        If stock is issued to a participant pursuant to the exercise of an incentive stock option, and if no disposition of the shares is made by the participant within two years after the date of grant and within one year after the issuance of such shares to the participant, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to the Company for federal income tax purposes.

        Nonqualified Stock Options.    With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and the Company is entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of a participant who is also a Team Member at the time of grant, any income recognized upon exercise of a nonqualified stock option will constitute wages for which withholding will be required.

        Stock Appreciation Rights.    Upon exercise of a stock appreciation right, the participant will recognize ordinary income (treated as compensation) in an amount equal to the cash received. The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income.

        Restricted Shares.    In the absence of a Section 83(b) election (as described below), a participant who receives restricted shares will recognize no income at the time of grant. When the restrictions expire, a participant will recognize ordinary income (treated as compensation) equal to the fair market value of the shares when the restrictions expire over the amount paid for the shares (if any). As the restrictions applicable to a grant of restricted shares expire (for example, if the restrictions on 20% of a grant expire on each anniversary of the grant), the participant will include an appropriate portion of the shares as ordinary income (treated as compensation) as the restrictions expire. The participant's basis in the shares is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted shares will result in a long- or short-term capital gain or loss (depending on the time the shares are held after the restrictions end). Dividends received by the participant constitute ordinary income (treated as compensation) in the year received. The Company generally will be entitled to a deduction equal to the fair market value of the shares when included in the participant's income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on shares that remain subject to restrictions.

        If a Section 83(b) election is made within 30 days of the initial grant, the participant must recognize the fair market value of the restricted shares on the date of grant as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted shares are granted. The Company generally would be entitled to a corresponding business expense deduction for the grant, but dividends on the shares would not be deductible. Any subsequent disposition of the shares by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted shares with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted shares over the amount (if any) the Company paid the participant for the restricted shares at the time it is forfeited.

        Restricted Share Units.    A participant who receives restricted share units will recognize no income at the time of grant. When the restrictions expire, a participant will recognize ordinary income (treated as compensation) equal to the cash or, if applicable, fair market value of the shares received when the restrictions expire over the amount paid for the restricted share units (if any). As the restrictions applicable to a grant of restricted share units expire (for example, if the restrictions on 20% of a grant expire on each anniversary of the grant), the participant will include an appropriate portion of the cash or, if applicable, shares received as ordinary income (compensation expense) as the restrictions expire. The Company generally will be entitled to a deduction equal to the amount of cash or, if applicable, the fair market value of the shares received when included in the participant's income.

        Section 162(m) Limitation.    Under Section 162(m) of the Internal Revenue Code, the Company may not take a tax deduction for compensation to certain executive officers in excess of $1 million per year, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The 2009 Stock Incentive Plan contains provisions authorizing the grant of stock options, stock appreciation rights, restricted shares and restricted share units that may constitute performance-based awards within the meaning of Section 162(m). To the extent that awards under the 2009 Stock Incentive Plan constitute performance-based awards, the awards should qualify as "performance-based compensation" for purposes of Section 162(m).

        Section 409A.    The 2009 Stock Incentive Plan has been written to comply, by its terms, with Section 409A of the Internal Revenue Code; however, in the event that an award issued under the plan constitutes a deferral of compensation under a nonqualified deferred compensation plan, as such term in defined under Section 409A, such award shall be modified or cancelled to comply with the requirements of Section 409A (or a successor provision thereto). (Subsection 12.2)

Future Plan Benefits

        The awards that will be granted to eligible participants under the 2009 Stock Incentive Plan are subject to the discretion of the committee and, therefore, are not determinable at this time.

Plan Participation Tables

        For each of the executive officers named in the Summary Compensation Table, the table below shows the gross number of options granted under the 2007 Incentive Stock Option Plan and its predecessors since its inception through December 30, 2008, the weighted average exercise price payable per share, and the range of exercise price for those granted options.

Name and Principal Position	Options Granted (Number of Shares)	Weighted Average Exercise Price of Granted Options	Range in Exercise Price of Granted Options
John P. Mackey, Chairman of the Board and Chief Executive Officer	354,229	$16.40	3.37 - 68.96
Glenda Chamberlain, Executive Vice President and Chief Financial Officer	298,952	$18.18	3.37 - 68.96
A.C. Gallo, Co-President and Chief Operating Officer	362,314	$17.18	3.12 - 68.96
Walter Robb, Executive Co-President and Chief Operating Officer	352,619	$17.46	3.37 - 68.96
James P. Sud, Executive Vice President of Growth & Development	278,768	$19.02	3.37 - 68.96
Lee Valkenaar, Executive Vice President of Global Support	352,049	$18.40	2.64 - 68.96
All named executive officers (6 persons)	1,998,931	$21.51	2.64 - 68.96
Percentage of options granted under the plan	2.89%
All current Team Members, excluding executive officers	66,850,639	$24.72	2.18 - 73.14
Percentage of options granted under the plan	96.49%	—	—

        The table below shows the gross number of options to non-employee directors under the 2007 Stock Incentive Plan and its predecessors plan since inception through December 30, 2008, the weighted average exercise price payable per share, and the range of exercise price for those granted options.

Name	Options Granted (Number of Shares)	Weighted Average Exercise Price of Granted Options	Range in Exercise Price of Granted Options
All current outside directors (9 persons)	432,750	$24.14	3.12 - 68.96
Percentage of options granted under the plan	0.62%

Board of Directors Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE AMENDMENTS AND RESTATEMENT OF THE 2007 STOCK INCENTIVE PLAN.

Vote Required

        Approval of this amendment requires the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote.

 PROPOSAL 4—TO INCREASE THE NUMBER OF SHARES AUTHORIZED
FOR ISSUANCE UNDER THE COMPANY'S STOCK INCENTIVE PLAN

        On January 20, 2009, the Board of Directors approved an amendment to our 2007 Stock Incentive Plan, subject to the approval of the Company's shareholders, to increase the number of shares authorized for issuance under the 2007 Stock Incentive Plan by an additional 12 million shares of common stock. If Proposal No. 3 above, to amend and restate the 2007 Stock Incentive Plan, is approved by our shareholders, this amendment will apply to the 2009 Stock Incentive Plan. The number of shares authorized and available for issuance under the 2007 Stock Incentive Plan or 2009 Stock Incentive Plan, as applicable, shall be adjusted in the event of a stock split, stock dividend, recapitalization, reorganization or similar action.

        As of September 28, 2008, options to purchase an aggregate of 60,146,784 shares of common stock (net of options canceled) had been granted pursuant to the plan, and options to purchase 42,729,043 shares had been exercised. Options to purchase 17,417,741 shares remained outstanding under the plan (at exercise prices ranging from $18.08 to $68.96 per share with an average weighted price of $48.62) as of such date, and options to purchase 4,537,388 shares of common stock remained available under the plan for future grant.

        We are requesting the increase in the number of shares authorized for issuance under our stock incentive plan because we believe that this plan, under which all of our full-time and part-time Team Members are eligible for award grants, creates an ownership consciousness among our Team Members that more closely aligns their interests with those of our shareholders. Through our broad-based plan, our Team Members share in the risks and the rewards of our business. Approximately 96% of the options granted under the plan have been granted to Team Members who are not executive officers. See Proposal 3 above for other relevant information regarding the 2007 Stock Incentive Plan and 2009 Stock Incentive Plan.

        As previously communicated, our intention is to limit the number of awards granted in any one year so that annual diluted earnings per share dilution from share-based compensation expense will not exceed 10% over time. We have previously indicated that for fiscal years 2007, 2008 and 2009, we will not grant a number of shares subject to options or other equity awards to employees such that the average number of shares granted during such three fiscal years is greater than 2.91% of the average number of shares of our common stock that were outstanding at the end of each of the three fiscal years. This limitation excludes awards under plans assumed in future acquisitions occurring prior to such acquisition, qualified employee stock purchase plans and certain other tax-qualified plans. The Company believes this strategy is best aligned with our stakeholder philosophy because it limits earnings per share dilution from options while retaining the quality broad-based stock option plan important to Team Member morale, our unique corporate culture and success.

Board of Directors Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S STOCK INCENTIVE PLAN.

Vote Required

        Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote.

 PROPOSAL 5—TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
UNDER THE COMPANY'S TEAM MEMBER STOCK PURCHASE PLAN

        In 1993, we adopted a team member stock purchase plan. In 2007, our shareholders approved an amendment and restatement of this plan, which was then renamed as the Whole Foods Market 2007 Team Member Stock Purchase Plan (the "Stock Purchase Plan"). The purpose of the Stock Purchase Plan is to provide a broad-based incentive for Team Members to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of shares of the Company's common stock.

        As of September 28, 2008, there were 50,000 Team Members who were eligible to participate in the Stock Purchase Plan and approximately 2,700 Team Members who were actually participating in the Stock Purchase Plan.

        At September 28, 2008, 581,907 shares of common stock have been issued to Team Members under the Stock Purchase Plan since its adoption in 1993 and as of said date, there were 218,093 shares of common stock remaining available for issuance under the Stock Purchase Plan. Our Board of Directors has approved an amendment, subject to ratification by the shareholders at the Annual Meeting, to increase this number by an additional 500,000 shares.

Summary of the Plan

        The following is a brief summary of the material features of the Stock Purchase Plan.

        The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has complete and absolute authority to make any and all decisions regarding the administration of the Stock Purchase Plan, including the authority to construe and interpret the Stock Purchase Plan; prescribe, amend and rescind administrative rules and procedures relating to the Plan; and perform all acts that it may deem necessary or appropriate for the administration of the Plan and to carry out the purpose of the Plan.

        The Stock Purchase Plan is a payroll deduction plan that permits eligible Team Members to purchase shares of common stock of the Company at a discount from the market price. Each participant determines the amount of the payroll deduction that will be applied to the purchase of common stock, with a minimum payroll deduction of $10.00. The maximum number of shares of common stock that may be purchased by a participant in any year is the number of shares having a fair market value of $25,000.00, the annual limit prescribed under Section 423 of the Internal Revenue Code.

        Shares are purchased on the last business day of each calendar quarter through a brokerage account maintained on behalf of the participant. The shares of common stock are purchased directly from the Company and are allocated to participant brokerage accounts at the discounted purchase price. If a participant's employment terminates for any reason, payroll deductions under the Stock Purchase Plan are discontinued.

        The Company makes no contributions to the Stock Purchase Plan, other than making common stock available for purchase at a discount and paying the costs of administering the Stock Purchase Plan.

        Eligible Team Members include all common-law employees of the Company or one of its affiliates who have completed at least 400 service hours, other than seasonal Team Members, non-U.S. Team Members, Section 162(m) Covered Employees and Section 16 Insiders. Seasonal Team Members are defined, in accordance with Section 423 of the Internal Revenue Code, as Team Members who complete 5 or fewer months of employment during a plan year.

Income Tax Consequences

        The following is a summary of the U.S. federal income tax consequences of transactions under the Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or the provision of any income tax laws of any municipality, state or foreign country in which a participant may reside.

        The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. Participants do not recognize income for federal income tax purposes either upon enrollment or purchase of common stock. All tax consequences are deferred until a participant sells the shares, disposes of the shares by gift, or dies. If common stock is held for more than two years after the date on which the participant is granted the option to purchase the shares and one year after the date on which the shares are purchased on behalf of the participant (the "Holding Period"), any gain realized on the sale will be treated as ordinary income taxable as compensation to the participant to the extent of the lesser of (i) 5% of the fair market value of the common stock as of the purchase date; or (ii) the actual gain (the amount by which the sale price exceeds the purchase price). All additional gain recognized upon the sale of the common stock is treated as long-term capital gain. If the participant sells, gifts or otherwise disposes of the common stock before the expiration of the Holding Period, the entire gain, if any, will be treated as ordinary income taxable as compensation to the participant. This is referred to as a "disqualifying disposition."

        The Company receives a deduction from its income for federal income tax purposes to the extent the participant realizes ordinary income on a disqualifying disposition of the shares of the common stock. The Company does not receive a deduction if the participant does not sell, gift or otherwise dispose of the shares of the common stock prior to the expiration of the Holding Period.

Participation by Named Executive Officers

        Future benefits under the Stock Purchase Plan are not currently determinable, as they will depend on the actual purchase price of shares of common stock in future offering periods, the market value of the Company's common stock on various future dates, the amount of contributions eligible employees elect to make under the Stock Purchase Plan, and similar factors. During 2008, none of the executive officers set forth in the Summary Compensation Table above, nor any of our other executive officers, were permitted under the terms of the Stock Purchase Plan to be participants in the Stock Purchase Plan. The number of shares purchased during fiscal year 2008 under the Stock Purchase Plan by all participants was 81,774. The average discounted purchase price of a share in fiscal 2008 was $31.5466 per share.

Board of Directors Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE AMENDMENT TO THE STOCK PURCHASE PLAN.

Vote Required

        Approval of this amendment requires the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote.

 PROPOSAL 6—SHAREHOLDER PROPOSAL

        We recently received a formal shareholder proposal from CtW Investment Group, 1900 L Street NW, Suite 900 Washington, D.C. 20036 (the "Proponent"). Proponent has owned 200 shares of Whole Foods Market, Inc. common stock for at least one year prior to October 1, 2008. The Proponent's Proposal and Supporting Statement are quoted verbatim below.

        For the reasons set forth by the Company in the section titled Our Statement in Opposition, following the Proponent's Proposal and Supporting Statement, the Company disagrees with Proponent's proposal and supporting statement.

Board of Directors Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE ADOPTION OF THIS PROPOSAL.

Vote Required

        Approval of the Shareholder Proposal requires the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote.

PROPONENT'S PROPOSAL AND SUPPORTING STATEMENT

        RESOLVED:    Shareholders of Whole Foods Market, Inc. ("Whole Foods" or "our Company") ask the board of directors to adopt a policy that the board's chairman be an independent director who has not previously served as an executive officer. The policy should be implemented so as not to violate any contractual obligation and should specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

Supporting Statement:

        It is the Board of Directors' responsibility to protect shareholders' long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation's business and affairs. Currently at our Company, Mr. John Mackey holds both the positions of Chairman of the Board and CEO. We believe that combining the two positions may not serve the best long-term interests of shareholders.

        Shareholders of Whole Foods require an independent leader on the Board to ensure that management acts in the best interests of our Company. There is urgent need for the Board to engage in an objective and independent evaluation of our Company's strategic plan going forward. This is especially true as Whole Foods' share price has declined 30% over the five-years ending September 30, 2008, while the S&P 500 Index has gained 14% over that same period. By setting the agenda for, and leading discussions of, strategic issues for our Company at the Board level, the position of Chairman is critical in shaping the Board's work. Accordingly, we believe an independent director serving as chairman can best ensure the objective functioning of an effective Board.

        We believe an independent Chairman will enhance Board leadership and protect shareholders from management actions that could harm shareholders. Other corporate governance experts agree. As a Commission of The Conference Board stated in a 2003 report, "Each corporation should give careful consideration to separating the offices of Chairman of the Board and CEO… The Chairman would be one of the independent directors." Last year, independent proxy advisor RiskMetrics/ISS recommended voting

FOR a shareholder proposal urging separation of the roles of Chair and CEO at our Company, stating that:

  "A company of Whole Foods' size should be able to find a qualified candidate to serve as independent chair of the board as a representative for shareholders and an advocate for independence in the boardroom. The independent chairman would preferably be selected from the ranks of candidates outside the current Whole Foods board. ISS believes that such a fresh outlook and unaffiliated dedication to enhancing shareholder value is long overdue at Whole Foods."

        Given our Company's recent poor performance, the uncertain competitive landscape that we face, and in order to help our Board provide the proper strategic direction for Whole Foods with independence and accountability, we urge a vote FOR this resolution.

OUR STATEMENT IN OPPOSITION

        This is the third consecutive year that this proposal has been submitted to our shareholders. Our shareholders have soundly rejected this proposal in each of the past two years, with only a 16.33% outstanding shares affirmative vote at our 2008 annual meeting and only a 12.99% outstanding shares affirmative vote in 2007. According to a 2007 survey from MacKenzie Partners, shareholders of publicly held companies have similarly rejected proposals requiring independent directors to serve as chairman approximately 97% of the time since such proposals began being introduced in 2002.

        The Board of Directors understands that some publicly traded companies separate the roles of chairman and CEO; however, for the following reasons the Board of Directors believes this strategy could harm Whole Foods Market's stakeholders and would not improve the Company's corporate governance:

        John P. Mackey is a co-founder of the Company and has been its chairman and CEO since the Company's incorporation in 1980; as such the Board of Directors believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, strategic issues for the Company. Mr. Mackey's leadership was instrumental in the Company's drafting and implementing its mission statement, now symbolized by the Whole Foods-Whole People-Whole Planet logo. Mr. Mackey's leadership, in both his chairman and CEO roles, continues to ensure that Whole Foods Market remains dedicated to and focused on its mission. As evidence of Mr. Mackey's continued dedication to the Company's mission and stakeholders, effective January 1, 2007 he voluntarily reduced his salary to $1 and declined any future stock option awards. The Board of Directors believes that this dedication and focus is particularly important during these unusual economic times to ensure that the Company continues to differentiate itself from its competition and continues to build on its loyal Customer and Team Member base. Therefore, the Board of Directors believes that the Company and its shareholders can be most advantaged by leaving these roles combined.

        The Board of Directors also believes that sufficient restrictions, which are outlined below, have been placed on the Chairman role to ensure the protection of all Company stakeholders.

        Pursuant to our Corporate Governance Principles, adopted by the Board of Directors and posted publicly on our Company website, the Board of Directors has established protocols and divided duties to protect all Company stakeholders from too much power being placed with the Chairman and CEO. The Board of Directors annually appoints a "Lead Director" (currently held by Dr. John Elstrott) to run its meetings and to assume many of the functions typically handled by a Chairman of the Board in other publicly traded companies.

        As listed in our Corporate Governance Principles, the primary responsibilities of our Lead Director are as follows:

  1.
  to act as a liaison between the CEO and the Board of Directors and facilitate communication between meetings;

  2.
  to lead the annual performance review of the CEO;

  3.
  to lead the full Board of Directors in an annual review of the performance and effectiveness of the Board and its committees;

  4.
  to facilitate the Board of Directors' input into the agenda for the Board of Directors' meetings and work with the Chairman and CEO or his designee to set the agenda for each meeting;

  5.
  to act as chair of regular and special meetings of the Board of Directors; and

  6.
  to act as chair of the executive sessions of the independent directors.

        In addition, the Lead Director may call a meeting of the Board of Directors in executive session, has final approval of the agenda for all regular and special meetings of the Board of Directors (including the meeting schedule to assure sufficient time for discussion of all agenda items), and has final approval of information sent to the Board of Directors for each such regular and special meeting.

        Compare this to the primary responsibilities of our Chairman which are as follows:

  1.
  To preside over the annual shareholder meeting;

  2.
  To work with the Lead Director and members of senior management to set the agenda for the Board of Directors' meetings; and

  3.
  To act as a visionary and futurist, in ensuring that the Company's mission and strategy are continuously strengthened so as to position the Company to creatively and profitably remain at the forefront of the grocery retailing industry.

        Unlike many companies, our Board of Directors does not have an executive committee through which a CEO and Chairman is able to undertake decisions without the participation of the full Board of Directors. Instead, our Board of Directors accomplishes most of its corporate governance role, including new director and succession planning, through its committees which are chartered to undertake significant activities and are made up entirely of independent directors.

        The Board of Directors regularly monitors a variety of reported best corporate governance practices and believes that all of its Corporate Governance practices are strong. Recently, after careful deliberation, the Board of Directors elected two new independent directors to serve until the upcoming shareholder vote and holders of our newly issued Series A Preferred Stock elected two additional directors to our Board of Directors, resulting in the addition of a total of four new independent members and an increase in Board size from six to ten members. In addition, the Board of Directors annually reviews best practices concerning the roles of CEO and Chairman.

        A June 2007 survey compiled by MacKenzie Partners, consisting of 3,138 companies then comprising the S&P Composite Index, Fortune 1000 and Russell 3000, reported that 1,638 of those companies (or 53.8%) had the positions of chairman and CEO vested in the same person. Therefore, we believe our structure is currently consistent with the majority of comparable companies.

 PROPOSAL 7—SHAREHOLDER PROPOSAL

        We recently received a formal shareholder proposal from John Chevedden, 2215 Nelson Avenue, No. 205 Redondo Beach, California 90278 (the "Proponent"). Proponent has owned 200 shares of Whole Foods Market, Inc. common stock for at least one year prior to September 15, 2008. The Proponent's Proposal and Supporting Statement are quoted verbatim below.

        For the reasons set forth by the Company in the section titled Our Statement in Opposition, following the Proponent's Proposal and Supporting Statement, the Company disagrees with Proponent's proposal and supporting statement.

Board of Directors Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE ADOPTION OF THIS PROPOSAL.

Vote Required

        Approval of the Shareholder Proposal requires the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote.

PROPONENT'S PROPOSAL AND SUPPORTING STATEMENT

7—Adopt Simple Majority Vote

        RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws.

        This includes removing the supermajority voting requirements adopted by our management in 2008 and the supermajority voting requirements attached to this proposal submission.

        Currently a 1%-minority can frustrate the will of our 74%-shareholder majority. Also our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

        The Council of Institutional Investors www.cii.org recommends adoption of simple majority voting. This proposal topic won 64% to 89% support at the following companies in 2008:

Eli Lilly (LLY)	64%
Lowe's (LOW)	70%
McGraw-Hill (MHP)	74%
Amgen (AMGN)	79%
FirstEnergy (FE)	79%
Whirlpool (WHR)	79%
Lear Corp. (LEA)	88%
Liz Claiborne (LIZ)	89%

Statement of John Chevedden

        The merits of this Simple Majority Vote proposal should be considered in the context of the need to initiate improvements in our company's corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

  •
  The Corporate Library, http://www.thecorporatelibrary.com, an independent investment research firm said a Federal Trade Commission investigation revealed that Whole Foods founder, Chairman of the Board and Chief Executive Officer John Mackey had posted numerous negative comments on an online financial message board about Wild Oats—a competitor Whole Foods was in the process of acquiring. The news tarnished Mr. Mackey's reputation and raised questions about his judgment and his leadership.

  •
  Whole Foods had supermajority voting requirements as high as 75%—entrenchment concern.

  •
  No shareowner right to cumulative voting.

  •
  Chairman /CEO John Mackey was long-tenured (28-years).

  •
  Director Ralph Sorenson was retirement-age (73).

  •
  Director Hass Hassan was insider-related, having been an executive of a firm acquired by Whole Foods.

  •
  Our Nomination Committee had only two members, each with more than 13-years tenure—independence concern.

  •
  Our following directors were designated "Accelerated Vesting" directors by The Corporate Library. This was due to a director's involvement with a board that accelerated the vesting of stock options in order to avoid recognizing the related expense:

    John Mackey
    John Elstrott
    Gabrielle Greene
    Morris Siegel
    Hass Hassan
    Ralph Sorenson

        The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal:

Adopt Simple Majority Vote
Yes on 7

 OUR STATEMENT IN OPPOSITION

        Majority voting has already been substantially implemented by Whole Foods Market. In 2006, we amended the second paragraph of Article VI of our Amended and Restated Articles of Incorporation to provide as follows:

  "If, with respect to any action taken by the shareholders of the corporation, any provision of the Texas Business Corporation Act would, but for this Article VI, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or of any class or series thereof, shall be required with respect to any such action."

        This amendment had the effect of lowering to 50.1% the 66 2/3% vote standard otherwise prescribed by the Texas Business Corporation Act for such actions as mergers, charter amendments, certain sales of assets and dissolution.

        In January 2008, we amended Article II, Section 9 of our Bylaws to implement a majority vote standard for the election of directors in an uncontested election, coupled with a director resignation policy for those directors who do not receive a majority vote. Prior to this amendment, election of our directors had been subject to a plurality vote standard.

        Therefore, Whole Foods Market has already implemented majority voting for all material items involving a vote of shareholders, including the election of directors.

        In August 2008, we approved various Bylaw amendments regarding procedural matters such as advance notice for proposals of business at a shareholders' meeting and written consents of shareholders in lieu of holding a shareholders' meeting. These provisions were adopted to ensure greater deliberation and transparency in our shareholder voting process. We also approved Bylaw amendments further clarifying our existing provisions regarding removal of directors for cause and indemnification of directors. We adopted these provisions to ensure that we could retain and attract the best candidates to serve on our board. We coupled these Bylaw changes with a requirement that introduced a 75% voting standard to change them. We believe the higher threshold is desirable to prevent a group of shareholders—even a group that accumulated 51% of our shares—from ignoring the rights of the remaining shareholders or negating obligations to our directors. We believe these measures are especially important during a time of volatility in the stock market.

        The Board of Directors believe that this very narrow circumstance of supermajority voting is important to ensure protections for all Company shareholders and it does not detract from Whole Foods Market's general commitment to, and adoption of, majority vote standards.

        The Proponent's Proposal was also received prior to our recent issuance of Series A Preferred Stock to affiliates of Leonard Green & Partners. Pursuant to the terms of the Series A Preferred Stock, the holders of these securities are entitled to vote separately with respect to the election of two of the members of our Board of Directors. We are concerned that the broad wording of the Proponent's Proposal might be in conflict with the rights of the holders of Series A Preferred Stock and might restrict the Company's ability to enter into future strategic investment transactions.

        The Board of Directors believes that all of its Corporate Governance practices are strong, but it regularly monitors a variety of best corporate governance practices to improve the Company. For example, after careful deliberation, we increased the size of our Board of Directors to eight, and holders of our newly issued Series A Preferred Stock elected two additional directors to our Board of Directors, resulting in an increase of four new independent members. Also, the Board performs significant functions through its Audit Committee, Compensation Committee and Nominating & Governance Committee and each such committee is staffed by a different mix of four independent directors.

 PROPOSAL 8—SHAREHOLDER PROPOSAL

        We recently received a formal shareholder proposal from James McRitchie, 9295 Yorkship Court, Elk Grove, California 95758 (the "Proponent"). Proponent has owned 2400 shares of Whole Foods Market, Inc. common stock for at least one year prior to September 30, 2008. The Proponent's Proposal and Supporting Statement are quoted verbatim below.

        For the reasons set forth by the Company in the section titled Our Statement in Opposition, following the Proponent's Proposal and Supporting Statement, the Company disagrees with Proponent's proposal and supporting statement.

Board of Directors Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE ADOPTION OF THIS PROPOSAL.

Vote Required

        Approval of the Shareholder Proposal requires the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote.

PROPONENT'S PROPOSAL AND SUPPORTING STATEMENT

8—Reincorporate in a Shareowner-Friendly State

        Resolved: That shareowners of Whole Foods Market, Inc. (the "Company") hereby request the board of directors to initiate the appropriate process to change the Company's jurisdiction of incorporation from Texas to North Dakota and to elect that the Company be subject to the North Dakota Publicly Traded Corporations Act (the "Act").

Supporting Statement of James McRitchie

        Shareowners of the Company have experienced a precipitous decline in share value since 2006. Reincorporation in North Dakota would help repair damage to our Company's corporate governance reputation and place it in the forefront of best practices.

        Our CEO, John Mackey, is brilliant at developing the Company but could have benefited from a more actively involved board in his relations with the blogosphere, shareowners, Federal Trade Commission, and corporate governance rating firms.

        The content of Mr. Mackey's online postings were directly at odds with the Company's core values of transparency and stewardship. His refusal to allow shareowner resolution proponents an opportunity to speak during the normal business portion of an annual meeting, even though SEC Rule 14a-8(h)(3) requires that a proponent or representative of a resolution contained in the company proxy must present their proposal, also conflicted with our Company's "Declaration of Interdependence," which "requires listening compassionately, thinking carefully and acting with integrity."

        Both the Conference Board's Commission on Public Trust and Private Enterprise and the Council of Institutional Investors have long recommended roles of the CEO and Chairman be split to ensure an appropriate balance of power.

        Proxy access provisions of the North Dakota Act would make directors more responsive to shareowners by putting them on notice that they can be voted out of office if they fail to provide better counsel. As Nell Minow of The Corporate Library notes, "boards are like subatomic particles—they behave differently when they are being observed." A more involved board will better ensure the value of our investments going forward.

        If our Company were reincorporated under the Act in North Dakota:

  •
  The ability of the board of directors to adopt a poison pill would be limited.

  •
  There would be a right of proxy access for shareowners who have owned 5% or more of our Company's shares for at least two years.

  •
  The board of directors could not be classified.

  •
  Shareowners would be reimbursed for their expenses in proxy contests to the extent they are successful.

  •
  Shareowners would vote each year on executive pay practices.

        These and other provisions in the Act would give us, as shareowners, more rights than are available under any other state corporation law. Our Company needs to improve its governance. Reincorporation in North Dakota would vastly improve our system of governance in a single step.

        I urge your support for Reincorporating in a Shareowner-Friendly State.

OUR STATEMENT IN OPPOSITION

        The Board of Directors strongly opposes the proposal for the following reasons:

        Prohibitive expense of reincorporation.    There are substantial liabilities and expenses associated with reincorporating generally. Incurring these incremental expenses during a challenging economic environment would be injurious to our business. A reincorporation to North Dakota or any other state would generally be accomplished by merging our existing Texas parent corporation into a newly formed corporation that was incorporated in such other state. A merger would require us to analyze all of the agreements and governmental permits involving Whole Foods Market and its subsidiaries in order to determine whether the reincorporation transaction was an "assignment" or "change of control" that requires the consent of a third party or applicable governmental agency, none of which can be assured. Although we have not undertaken this costly definitive analysis, we know that at a minimum a reincorporation transaction would require obtaining the consent of our bank lenders. Similarly, we know that we would have to reprint and re-circulate all of our stock certificates, and prepare costly filings with the SEC. To the extent that the consent of store landlords or beverage control authorities would also be required, the cost and potential disruption to our business—including the possible loss of one or more operating locations—would rise dramatically.

        No North Dakota Nexus.    We have no business connection to North Dakota. Whole Foods Market has no existing operations in the state of North Dakota nor are there any Company stores in development in such state. Becoming a North Dakota corporation could subject us to taxation in that state and needlessly add to our company's tax burden. Further, North Dakota is not a well-known jurisdiction for business corporations. We are concerned about the consequences to director recruitment, investor interest and banking relationships associated with incorporating in a jurisdiction that is largely unfamiliar to third parties.

        Our Texas heritage and history.    Texas is important to our culture. We were founded in Texas and our executive offices and flagship store are located in Austin. When our first store was closed during the flood of 1981, citizens of Austin voluntarily pitched in to rebuild our store and enable us to reopen for business. While we are actively involved in all of the communities where our stores are located throughout the United States, we have a special relationship to Texas because of our history. Our departing from the ranks of Texas corporations could be negatively viewed by a community that has supported us from inception.

        Reincorporation is the wrong remedy for governance issues.    We do not need to actually become a North Dakota corporation in order to implement any aspects of the North Dakota law that could be in the interest of our shareholders. We have already adopted those aspects of the North Dakota law that are desirable on a case by case basis. We eliminated our shareholder rights plan (poison pill) and classified board several years ago. We implemented majority voting for directors through an amendment to our Bylaws in early 2008. Our board of directors routinely evaluates current trends in corporate governance and may adopt additional measures as circumstances dictate in the future.

        Although we believe that the Proponent is well intentioned and desires for our business to be successful, the Proponent's proposal would in fact be extremely injurious to Whole Foods Market and its shareholders.

 OTHER INFORMATION

Beneficial Ownership

        The following table presents the beneficial ownership of our voting securities as of January 8, 2009, except as noted, for (i) each person beneficially owning more than 5% of the outstanding shares of any class of our voting securities, (ii) each director of the Company, (iii) the CEO, CFO and three other most highly compensated executive officers, and (iv) all of our current directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder possesses sole voting and investment power with respect to its, his or her shares.

	COMMON STOCK		PREFERRED SERIES A
Name**	Number of Shares Beneficially Owned	Percent Of Class(18)	Number of Shares Beneficially Owned	Percent Of Class
Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and Thyme Coinvest, LLC(6)	29,310,336	17.3%	425,000	100.0%
T. Rowe Price Assoc(1)	13,133,429	7.7%	0	*
Baillie Gifford and Co Ltd(2)	10,857,039	6.4%	0	*
The Yucaipa Companies LLC(3)	9,800,000	5.8%	0	*
Capital Research and Management Co(4)(19)	7,934,600	4.7%	0	*
Davis Selected Advisors LP(5),(19)	7,096,207	4.2%	0	*
Glenda Chamberlain(7)	202,378	*	0	*
John Elstrott(8)	73,486	*	0	*
AC Gallo(9)	89,662	*	0	*
Gabrielle Greene(10)	35,007	*	0	*
Hass Hassan(11)	57,688	*	0	*
Stephanie Kugelman	0	*	0	*
John Mackey(12)	1,288,135	*	0	*
Walter Robb(13)	128,394	*	0	*
Jonathan Seiffer(6)	29,310,336	17.3%	425,000	100.0%
Morris J. Siegel(14)	39,686	*	0	*
Jonathan Sokoloff(6)	29,310,336	17.3%	425,000	100.0%
Ralph "Bud" Sorenson(15)	64,551	*	0	*
James P. Sud(16)	238,340	*	0	*
William A. Tindell	12,000	*	0	*
All 14 directors and officers as a group(17)	31,539,663	18.6%	425,000	100.0%

*
Indicates ownership of less than 1% of the outstanding shares of the Company's common stock.

  Each of our executive officers and directors may be contacted at 550 Bowie Street, Austin, Texas 78703.

(1)
Based upon the report of Schedule 13F, filed with the SEC 9/30/2008. The address of T. Rowe Price & Associates, Inc. is100 East Pratt Street, 10th Floor Baltimore, MD 21202-1009

(2)
Based upon the report of Schedule 13F, filed with the SEC 9/30/2008. The address of Baillie Gifford & Co. Ltd. is Calton Square 1 Greenside Row Edinburgh, EH1 3AN UK.

(3)
Based upon the report of Schedule 13D, filed with the SEC 01/08/2009. The address of The Yucaipa Companies LLC is 9130 W. Sunset Blvd, Los Angeles, CA 90069.

(4)
Based upon the report of Schedule 13F, filed with the SEC 9/30/2008. The address of Capital Research and Management Company is 333 South Hope Street Los Angeles, CA 90071-1447.

(5)
Based upon the report of Schedule 13F, filed with the SEC 9/30/2008. The address of Davis Selected Advisers, L.P. is 609 5th Avenue, 11th Floor, New York, NY 10017.

(6)
Green Equity Investors V, L.P. ("GEI V"), Green Equity Investors Side V, L.P. ("GEI Side V") and Thyme Coinvest, LLC ("Thyme") are the direct owners of the shares reported herein. GEI Capital V, LLC (the general partner of GEI V and GEI Side V), Green V Holdings, LLC (a limited partner of GEI V), Leonard Green & Partners, L.P. (an affiliate of GEI Capital V, LLC and manager of Thyme) and LGP Management, Inc. (the general partner of Leonard Green & Partners, L.P.) all may be deemed to have shared voting and investment power respect to the shares of common stock and Series A Preferred Stock beneficially owned by GEI V, GEI Side V and Thyme. As such they may have shared beneficial ownership of such shares of common stock and Series A Preferred Stock. Each of GEI Capital V, LLC, Green V Holdings, LLC, Leonard Green & Partners, L.P. and LGP Management, Inc. disclaims beneficial interest of the shares reported herein except to the extent of their pecuniary interest therein. Jonathan Seiffer and Jonathan Sokoloff, as part of Leonard Green & Partners, L.P., directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, to be the indirect beneficial owner of the shares owned by GEI V, GEI Side V and Thyme. Messrs. Seiffer and Sokoloff disclaim beneficial ownership of the shares reported herein except to the extent of their pecuniary interest therein.

(7)
Includes 78,483 shares of common stock issuable upon exercise of outstanding stock options. Ms. Chamberlain has pledged an aggregate of 68,272 shares of common stock in accordance with the terms and conditions of a brokerage firm's customary margin account requirements.

(8)
Includes 29,686 shares of common stock issuable upon exercise of outstanding stock options.

(9)
Includes 81,493 shares of common stock issuable upon exercise of outstanding stock options.

(10)
Includes 32,486 shares of common stock issuable upon exercise of outstanding stock options.

(11)
Includes 27,686 shares of common stock issuable upon exercise of outstanding stock options.

(12)
Includes 81,864 shares of common stock issuable upon exercise of outstanding stock options. Mr. Mackey has pledged an aggregate of 506,000 shares of common stock in accordance with the terms and conditions of a brokerage firm's customary margin account requirements.

(13)
Includes 82,774 shares of common stock issuable upon exercise of outstanding stock options.

(14)
Includes 36,686 shares of common stock issuable upon exercise of outstanding stock options.

(15)
Includes 29,686 shares of common stock issuable upon exercise of outstanding stock options.

(16)
Includes 78,436 shares of common stock issuable upon exercise of outstanding stock options. Mr. Sud has pledged an aggregate of 135,856 shares of common stock in accordance with the terms and conditions of a brokerage firm's customary margin account requirements.

(17)
Includes 559,280 shares of common stock issuable upon exercise of outstanding stock options.

(18)
Assumes conversion of the outstanding Series A Preferred Stock into shares of common stock based on 140,318,304 shares of common stock outstanding as reported in the Company's 10-K for the fiscal year ended September 28, 2008. As of January 8, 2008, there were 140,399,015 shares of common stock outstanding. As of the same date, the 425,000 shares of Series A Preferred Stock were convertible into 29,310,336 shares of common stock.

(19)
This information is not required to be disclosed because the beneficial interest represents less than 5% of the outstanding shares of the class of our voting securities.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, except as set forth below, the Company believes that all of its directors, officers and applicable shareholders timely filed these reports: Jeff Turnas (one late Form 4 with respect to option grant of 7,500 shares); John Clougher (one late Form 4 with respect to option grant of 7,500 shares); and John Elstrott (one late form 4 with respect to the purchase of 1,000 shares).

Shareholders' Proposals

        Any proposal that a shareholder of the Company wish to have considered in connection with the 2010 annual meeting of shareholders must be submitted to the Company's Corporate Secretary at its principal executive offices no later than October 2, 2009, and in accordance with related provisions of the Company's current Bylaws.

 WHOLE FOODS MARKET
2009 STOCK INCENTIVE PLAN

        Effective January 20, 2009, the Board of Directors of Whole Foods Market, Inc. adopted, subject to shareholder approval, the Whole Foods Market 2009 Incentive Plan as an amendment and restatement of the Whole Foods Market 2007 Stock Incentive Plan, the terms of which are as follows:

SECTION 1. PURPOSE OF THIS PLAN

        1.1    Eligible Award Recipients.    The persons eligible to receive Awards under the Whole Foods Market 2009 Stock Incentive Plan (the "Plan") are the Team Members, Directors and Consultants who are responsible for or contribute to the management, growth and success of Whole Foods Market, Inc. (the "Company") and its Affiliates. In addition, the Board of Directors (the "Board") of the Company may select one or more Charitable Organizations to be recipients of Awards under the Plan.

        1.2    General Purpose.    The Company, by means of the Plan, seeks to retain and attract Team Members, Directors and Consultants who contribute to the Company's success by their ability, ingenuity and industry and to benefit selected Charitable Organizations, and to enable such Persons to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company through the granting of the following Awards: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Restricted Shares and (iv) Stock Appreciation Rights.

SECTION 2. DEFINITIONS

        As used in this Plan, the following terms shall have the meanings set forth below unless the context requires otherwise:

        2.1   "Affiliate" means any Parent Corporation or Subsidiary Corporation, whether now existing or hereafter established.

        2.2   "Award" shall mean the grant under this Plan of a Stock Option, a Restricted Share, a Restricted Share Unit or a Stock Appreciation Right.

        2.3   "Award Agreement" shall mean the written agreement evidencing the terms and conditions of a grant of one or more Awards under this Plan to an Eligible Person. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

        2.4   "Award Date" shall mean the date on which an Award is granted to an Eligible Person.

        2.5   "Award Term" shall mean the maximum period during which a Participant may exercise, purchase, or otherwise benefit from an Award granted under this Plan.

        2.6   "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

        2.7   "Cause" shall mean (a) Participant's commission of any action constituting a criminal felony (other than automobile related violations) or other serious crime; (b) Participant's willful and continued refusal to follow reasonable instructions of the Board which are material to the Company's operations or prospects and only after the Board provides written notice to the Participant which identifies with reasonable specificity the manner in which the Participant refused to follow such instructions and Participant has been provided a reasonable opportunity to cure such deficiency; or (c) Participant devoting less than substantially all of his full time during normal business hours to the Company and which is not promptly cured after written notice from the Board to the Participant. If a Participant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of "Cause," the definition therein contained shall constitute "Cause" for purposes of this Plan in addition to the above definition. The determination of a Participant's termination for "Cause" shall be made in the sole and absolute discretion of the Plan Administrator.

        2.8   "Change in Control" shall mean the occurrence of any one of the following events:

          (a)   a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis;

          (b)   the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

          (c)   the failure at any annual or special meeting of the Company's stockholders held during the three-year period following a "solicitation in opposition" as defined in Rule 14a-6 promulgated under the Exchange Act, of a majority of the persons nominated by the Company in the proxy material mailed to shareholders by the management of the Company to win election to seats on the Board (such majority calculated based upon the total number of persons nominated by the Company failing to win election to seats on the Board divided by the total number of Board members of the Board as of the beginning of such three year period), excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.

        2.9   "Charitable Organization" shall mean a nonprofit organization that is exempt from Federal income taxation under Section 501(c)(3) of the Code.

        2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation).

        2.11 "Committee" shall mean the Compensation Committee of the Board; provided, however, that in the event the Compensation Committee is not comprised solely of Outside Directors, then, with respect to any Performance-Based Award granted under this Plan to a Covered Employee, the Committee shall mean the two or more Outside Directors appointed by the Board to administer the Plan with respect to such Award.

        2.12 "Common Stock" shall mean the authorized shares of common stock of the Company, no par value, as may be adjusted by the Board from time to time. Any adjustment to the par value of a share shall be incorporated herein without any need to otherwise amend the Plan.

        2.13 "Company" shall mean Whole Foods Market, Inc., a corporation organized under the laws of the State of Texas, and any successor thereto.

        2.14 "Consultant" shall mean any Person, including an advisor, (i) engaged by the Company or any Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or any Affiliate pursuant to a written agreement; or (ii) who is a member of the board of directors of any Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their service as a Director or Directors who are merely paid a director's fee by the Company for their service as a Director.

        2.15 "Continuous Service" means that the Participant's service with the Company or any Affiliate, whether as a Team Member, Director or Consultant, is not interrupted or terminated. Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Participant renders service to the Company or any Affiliate as a Team Member, Consultant or Director or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of Participant's Continuous Service. For example, a change in status from a Team Member of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, with respect to an Incentive Stock Option, a Team Member's Continuous Service shall be deemed to have terminated in the event of a change in capacity from a Team Member to a Consultant or non-employee Director. The Plan Administrator will determine, in its sole and absolute discretion, whether Continuous Service will be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

        2.16 "Covered Employee" shall mean the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        2.17 "Director" shall mean a member of the Board, whether an employee, former employee, Outside Director or other non-employee member.

        2.18 "Disability" shall mean the Participant's permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months. The determination of a Participant's "Disability" shall be made in the sole and absolute discretion of the Plan Administrator.

        2.19 "Effective Date" shall mean the date on which the Plan is approved by the shareholders of the Company.

        2.20 "Eligible Person" shall mean a Team Member, Consultant, Director or Charitable Organization eligible to receive an Award under Section 5 of this Plan.

        2.21 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time (or any successor to such legislation).

        2.22 "Exercise Agreement" shall mean the written agreement delivered by Participant to the Plan Administrator to evidence Participant's exercise of those rights provided under the applicable Award Agreement.

        2.23 "Exercise Date" shall mean the date set forth in the Exercise Agreement on which Participant exercises those rights provided under the applicable Award Agreement.

        2.24 "Exercise Price" shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon exercise of an Award.

        2.25 "Expiration Date" shall mean the date that is ten (10) years from the date on which this Plan is approved by the shareholders of the Company, or, in the event the Plan is subsequently amended to make any change described in clause (iii) of subsection 14.1, the date that is ten (10) years from the date on which such amendment is approved by the Board, or if earlier, the date on which such amendment is approved by the shareholders of the Company.

        2.26 "Fair Market Value" shall mean, with respect to each Share,

          (a)   If the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator, in its sole and absolute discretion deems reliable;

          (b)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination; or

          (c)   In the absence of an established market for the Common Stock, the value established, in good faith, by the Board as of the determination date in accordance with the applicable regulations and guidance promulgated under Code Section 409A (or any successor provision thereto) and published in the Internal Revenue Bulletin.

        2.27 "Incentive Stock Option" shall mean any option to purchase Shares awarded pursuant to Section 6 of this Plan that qualifies as an "incentive stock option" pursuant to Section 422 of the Code (or any successor provision thereto).

        2.28 "Non-Qualified Stock Option" shall mean any option to purchase Shares awarded pursuant to Section 6 of this Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Shares originally designated, or intended to qualify, as an Incentive Stock Option but that does not, for any reason whatsoever, qualify as an Incentive Stock Option).

        2.29 "Outside Director" shall have the meaning set forth in Section 162(m) of the Code (or any successor provision thereto).

        2.30 "Parent Corporation" shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term "Parent Corporation" shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

        2.31 "Participant" shall mean any Eligible Person who has been granted and holds an Award granted pursuant to this Plan.

        2.32 "Performance-Based Award" shall mean an Award the benefit of which is paid solely on account of the attainment (as certified in writing by the Committee) of one or more objective performance goals, which are established by the Committee and approved by the shareholders of the Company in accordance with the requirements prescribed in Section 162(m) of the Code (or any successor provision thereto).

        2.33 "Person" shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, estate or other entity or organization.

        2.34 "Plan" shall mean the Whole Foods Market 2009 Stock Incentive Plan, as amended from time to time, which is an amendment and restatement of the Prior Plan.

        2.35 "Plan Administrator" shall mean the Committee appointed by the Board to administer the Plan pursuant to subsection 3.1 hereof or, if no Committee has been appointed or is then serving, the Board.

        2.36 "Plan Year" shall mean the period commencing on the first day of the Company's taxable year and ending on the last day therewith, inclusive of both dates.

        2.37 "Prior Plan" shall mean the Whole Foods Market 2007 Stock Incentive Plan, as amended.

        2.38 "Purchase Price" shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon grant of an Award of Restricted Shares.

        2.39 "Restricted Shares" shall mean any Shares granted pursuant to Section 7 of this Plan that are subject to transferability restrictions and a substantial risk of forfeiture.

        2.40 "Restricted Share Units" shall mean any Award granted pursuant to Section 9 of this Plan denominated in Shares and subject to the terms, conditions and restrictions determined by the Plan Administrator and set forth in the applicable Award Agreement.

        2.41 "Restriction Period" shall mean the period during which Restricted Shares issued pursuant to Section 7 hereof or Restricted Share Units issued pursuant to Section 9 hereof are subject to transferability restrictions and a substantial risk of forfeiture.

        2.42 "Securities Act" shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

        2.43 "Shares" shall mean shares of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

        2.44 "Stock Appreciation Right" shall mean any Award granted pursuant to Section 8 of this Plan for the right to receive cash in an amount equal to the excess of the Fair Market Value of the aggregate number of Shares subject to such Stock Appreciation Right on the Exercise Date over the Fair Market Value of the aggregate number of Shares subject to such Stock Appreciation Right on the Award Date.

        2.45 "Stock Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option.

        2.46 "Subsidiary Corporation" shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term "Subsidiary Corporation" shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

        2.47 "Team Member" shall mean, for purposes of this Plan, a common-law employee of the Company or any Affiliate. Mere service as a Director or payment of a director's fee by the Company or any Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        2.48 "Ten Percent Shareholder" shall mean an individual who, at the time a Stock Option is granted pursuant to Section 6 hereof, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

        2.49 "Termination Date" shall mean the date on which Participant's Continuous Service with the Company (or any Affiliate) terminates due to death, Disability, voluntary termination, with or without Cause, or otherwise.

SECTION 3. ADMINISTRATION OF THE PLAN

        3.1    Administration of Plan.    The Plan shall be administered by the Committee, which shall be comprised of two or more members of the Board. In the event of a vacancy, the Board shall appoint another of its members to serve. All members of the Committee will serve at the pleasure of the Board and shall be authorized to act with respect to all matters relating to the administration of the Plan. The Committee will act by a majority of its members (or by unanimous vote if the Committee is comprised of two (2) members). To the extent a Committee appointed hereunder shall cease or no longer be authorized to act hereunder, the functions delegated to the Committee shall revert to the Board.

        3.2    Powers of the Plan Administrator.    The Plan Administrator shall have the power, in its sole and absolute discretion, but subject to and within the limitations of, the express provisions of the Plan:

          (a)   To determine from time to time which Eligible Persons shall be granted Awards under the Plan, provided that any Award granted to a member of the Committee shall be subject to the approval or ratification of the Board;

          (b)   To determine when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical),

  including the time or times when an Award may be exercised; the number of Shares with respect to which an Award shall be granted to each such Person; the Exercise Price or the Purchase Price for Shares under an Award; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award and any restrictions on Shares acquired pursuant to an Award; and any other terms and conditions of an Award that the Plan Administrator deems appropriate and as are not inconsistent with the terms of the Plan;

          (c)   To determine whether, to what extent, and under what circumstances, to allow alternative payment options to exercise Awards, or pay withholding taxes imposed upon the grant, exercise or vesting of any Award, and the terms and conditions of such payment options;

          (d)   To rely upon employees of the Company for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Plan;

          (e)   To accelerate or defer (with the consent of the subject Participant) the vesting of any rights under an Award;

          (f)    To establish, amend and revoke such rules and regulations as it may deem appropriate for the conduct of meetings and the proper administration of the Plan;

          (g)   To delegate to one or more Persons the right to act on its behalf in such matters as authorized by the Plan Administrator;

          (h)   To construe and interpret the Plan and Award Agreements issued hereunder;

          (i)    To amend the Plan or an Award Agreement to the extent provided under Section 14 hereof. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

          (j)    To take any and all other actions that are deemed necessary or advisable by the Plan Administrator for the administration of the Plan.

        3.3    Effect of Plan Administrator's Decision.    All determinations, interpretations and constructions made by the Plan Administrator in good faith shall not be subject to review by any Person and shall be final, binding and conclusive on all Persons. Any member of the Committee or the Board acting as Plan Administrator, and any officer or employee of the Company or any Affiliate acting at the direction of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent provided in subsection 15.6 hereof, be fully indemnified by the Company with respect to any such action or determination.

SECTION 4. SHARES SUBJECT TO PLAN AND RELATED ADJUSTMENTS

        4.1    Share Reserve.    As of September 28, 2008, the Company had reserved a total of 21,955,129 Shares to be issued with respect to Awards previously granted or to be granted under this Plan as follows: (i) Stock Options to purchase 17,417,741 Shares were outstanding as of such date, and (ii) 4,537,388 Shares remained available under the plan for future issuance with respect to Awards granted pursuant to this Plan. Subject to the ratification of the Company's shareholders at the 2009 Annual Meeting, and except as otherwise provided in this Section 4, such reserve will be increased by an additional 12,000,000 Shares to an aggregate of 33,955,129 Shares. The grant of any full value Award (i.e., Restricted Shares and Restricted Share Units) shall be deemed, for purposes of determining the number of Shares available for issuance under this Section 4.1, as an Award of two (2) Shares for each such Share actually subject to the Award. The grant of a Stock Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of Shares available for issuance under this Section 4.1, as an Award of one Share for each such Share actually subject to the Award. The Shares issued pursuant to this Plan may be authorized but unissued Shares or may be Shares acquired by the Company, including shares purchased by the Company on the open market for purposes of the Plan.

        4.2    Maximum Award to Eligible Person.    The maximum number of Shares with respect to which Awards may be granted to an Eligible Person during any Plan Year shall not exceed 100,000. For purposes of this subsection 4.2, an Award that has been granted to an Eligible Person during the Plan Year, but which is subsequently forfeited or otherwise cancelled will be counted against the maximum number of Shares with respect to which Awards may be granted to such Eligible Person.

        4.3    Cancellation, Expiration, or Forfeiture of Award.    To the extent that any Award granted pursuant to this Plan or any award granted pursuant to a Prior Plan shall, on and after the Effective Date hereof, be forfeited, expire or be cancelled, in whole or in part, then the number of Shares subject to the Plan, as provided in subsection 4.1 (other than Shares issued with respect to Incentive Stock Options), shall be increased by the portion of such awards so forfeited, expired or cancelled and such forfeited, expired or cancelled Shares may again be awarded pursuant to the provisions of this Plan.

        4.4    Payment in Shares.    If Shares are permitted to be delivered to the Company in full or partial payment of the Exercise Price, Purchase Price or the applicable withholding taxes imposed on any Award granted pursuant to this Plan or any award granted pursuant to a Prior Plan, as the case may be, then the number of Shares available for future Awards granted pursuant to this Plan shall be reduced by the total number of Shares with respect to which the applicable Award is granted, rather than by only the net number of Shares issued.

        4.5    Repurchases of Shares.    If Shares issued in connection with any Award granted pursuant to this Plan, or any award granted pursuant to a Prior Plan, shall, on and after the Effective Date, be repurchased by the Company, in whole or in part, then the number of Shares subject to the Plan pursuant to subsection 4.1 (other than Shares issued with respect to Incentive Stock Options) shall be increased by the portion of the Shares repurchased by the Company and such repurchased Shares may again be awarded pursuant to the provisions of this Plan.

        4.6    Issuance of Share Certificates.    Prior to the issuance of Common Stock hereunder, whether upon grant, exercise, or purchase under the applicable Award, Participant shall submit the consideration, if any, required under the applicable Award Agreement; payment or other provision for any applicable tax withholding obligations; and all documents to be executed and delivered by Participant in accordance with the provisions of this Plan and the applicable Award Agreement or as may otherwise be required by the Company or the Plan Administrator, including, without limitation, with respect to Restricted Shares, a stock power, endorsed in blank, relating to the Shares covered by such Award. The Company will evidence the issuance of Shares hereunder by any means appropriate, including, without limitation, book-entry registration or issuance of a duly executed Share certificate in the name of Participant, provided that stock certificates evidencing Restricted Shares granted pursuant to this Plan shall be held in the custody of the

Company or its duly authorized delegate until the restrictions thereon have lapsed. If certificates are issued, a separate certificate or certificates will be issued for Shares issued in connection with each type of Award granted to the Participant and, to the extent applicable, shall include a legend giving appropriate notice of the restrictions on the Shares.

SECTION 5. ELIGIBILITY

        5.1    Persons Eligible to Participate.    The Plan Administrator shall determine, within the limitations of the Plan, the Team Members, Consultants, Directors and Charitable Organizations to whom Awards are to be granted. In making the determination of whether to grant an Award to a Team Member, Consultant, or Director, as well as the determination of the type of Award and terms of such Award, the Plan Administrator may consider such factors as the Plan Administrator, in its sole and absolute discretion may deem relevant in connection with the purposes of this Plan.

        5.2    Evidence of Participation.    Each Award granted to an Eligible Person shall be evidenced by an Award Agreement, in such form as prescribed by the Plan Administrator and containing such terms and provisions as are not inconsistent with this Plan. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of the terms of the Plan. Each Award will be deemed to have been granted as of the date on which the Plan Administrator has completed the action declaring the Award, which date shall be specified by the Plan Administrator in the applicable Award Agreement, notwithstanding any delay which may elapse in executing and delivering such Award Agreement.

SECTION 6. STOCK OPTIONS

        6.1    Grant of Stock Options.    The Plan Administrator may, in its sole and absolute discretion, grant Stock Options, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person; provided, however, that Incentive Stock Options may only be granted to Team Members and, provided further, that no Stock Option shall be issued in "tandem" with a Stock Appreciation Right if such issuance would result in a "deferral of compensation" under Section 409A of the Code. Each Eligible Person so selected shall be offered a Stock Option to purchase the number of Shares determined by the Plan Administrator and set forth in an Award Agreement. The Plan Administrator shall specify in the Award Agreement the number of Shares subject to the Award, whether such Stock Option is an Incentive Stock Option or Non-Qualified Stock Option, and such other terms or conditions as the Plan Administrator shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Plan.

        6.2    Award Term.    No Stock Option shall be exercisable after the expiration of the Award Term determined by the Plan Administrator and set out in Participant's Award Agreement. Notwithstanding any provision to the contrary, the Award Term of any Stock Option granted under this Plan shall not exceed ten (10) years from the Award Date.

        6.3    Exercise Price.    The Exercise Price of each Stock Option granted under this Section 6 shall be established by the Plan Administrator as of the Award Date. Notwithstanding the foregoing, the Exercise Price of any Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Award Date (or if greater, the par value of such Common Stock) or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the Fair Market Value of a Share on the Award Date.

        6.4    Vesting of Stock Options.    Except as may otherwise be provided in an Award Agreement, each Stock Option granted pursuant to this Plan may only be exercised to the extent that Participant is vested in such Stock Option. Except as otherwise provided under subsection 13.2 herein, each Stock Option shall vest separately in accordance with the vesting schedule determined by the Plan Administrator and set out in the applicable Award Agreement. Notwithstanding the foregoing, the Plan Administrator may accelerate the vesting schedule of any outstanding Stock Option to the extent the Plan Administrator determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

        6.5    Time and Manner of Exercise.    Except to the extent otherwise provided in the applicable Award Agreement, each Stock Option may be exercised, in whole or in part, by submitting to the Plan Administrator an Exercise Agreement in the form prescribed by the Plan Administrator and duly executed by Participant (or, following Participant's Disability or death, his legal representative, estate or heirs, as the case may be). Except as otherwise permitted by the Plan Administrator and expressly provided in the applicable Award Agreement, the Exercise Price and applicable tax withholding shall be paid in full at the time of exercise in a manner permitted under Section 11 herein.

          (a)    Voluntary Termination of Service.    Unless otherwise provided in the applicable Award Agreement, in the event the Continuous Service of a Participant other than a Charitable Organization terminates (other than upon such Participant's death or Disability, or for Cause), such Participant may thereafter exercise the vested portion of his Stock Option (to the extent that such Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the date ninety (90) days following such Participant's Termination Date or (ii) the expiration of the Award Term under subsection 6.2. If, after termination, such Participant does not exercise Participant's Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

          (b)    Death of Participant.    Unless otherwise provided in the applicable Award Agreement, in the event the Continuous Service of a Participant other than a Charitable Organization terminates by reason of such Participant's death (or in the event such Participant dies within ninety (90) days following such Participant's Termination Date), such Participant's estate or heirs may thereafter exercise such Participant's Stock Option (to the extent that such Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of such Participant's Termination Date or (ii) the expiration of the Award Term under subsection 6.2. If, after Participant's death, Participant's estate or heirs have not exercised Participant's Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

          (c)    Disability of Participant.    Unless otherwise provided in the applicable Award Agreement, in the event the Continuous Service of a Participant other than a Charitable Organization terminates by reason of such Participant's Disability, such Participant, or his legal representative, may thereafter exercise Participant's Stock Option (to the extent that such Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of such Participant's Termination Date or (ii) the expiration of the Award Term under subsection 6.2. If, after termination, such Participant or his legal representative has not exercised Participant's Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

          (d)    Termination For Cause.    Unless otherwise provided in the applicable Award Agreement, in the event the Continuous Service of a Participant other than a Charitable Organization terminates for Cause, all Stock Options held by such Participant, whether or not vested, shall immediately terminate and will no longer be exercisable.

          (e)    Loss of Exempt Status.    Unless otherwise provided in the applicable Award Agreement, in the event a Charitable Organization loses its tax-exempt status under Section 501(c)(3) of the Code, all Stock Options held by such Participant, whether or not vested, shall immediately terminate and will no longer be exercisable.

          (f)    Discretion of Plan Administrator.    The Plan Administrator shall have the sole discretion, exercisable at any time, to extend the time during which a Stock Option is to remain exercisable following Participant's Termination Date from the period otherwise in effect for that Stock Option and set forth in the Award Agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that the period in which the Stock Option is exercisable shall not be extended to a date beyond the later of: (i) the last day of the Award Term and (ii) thirty (30) days following the date on which the exercise of the Stock Option would no longer violate applicable securities laws. If the Plan Administrator extends the time during which an Incentive Stock Option will remain exercisable, then such extension shall be treated as the grant of a new Option as of the date of the extension.

          (g)    Payment In Lieu of Exercise.    Notwithstanding any provision to the contrary herein, Participant (or, following Participant's Disability or death, his legal representative, estate or heirs, as the case may be) may make a written request to the Plan Administrator to receive a cash payment in lieu of the issuance of Shares upon exercise of any one or more Options. Following receipt of Participant's written request, the Plan Administrator shall determine, in its sole and absolute discretion, whether and under what conditions such cash payment may be made to Participant. Any cash payment made pursuant to this paragraph (g) shall be made in such manner as the Plan Administrator may deem appropriate and shall be equal to the Fair Market Value of the Shares that would otherwise have been issued under the applicable Option(s), less the aggregate Exercise Price and less applicable tax withholding. Notwithstanding the foregoing, the Plan Administrator shall have no obligation to make any cash payment requested under this paragraph (g) and a cash payment made hereunder shall not entitle another Participant to uniform treatment. A Participant whose request for a cash payment is denied may exercise his Option and receive Shares at the time and in the manner specified in the applicable Award Agreement.

          (h)    Lapsed and Cancelled Stock Options.    Nothing contained in this Plan will be deemed to extend the term of a Stock Option or to revive any Stock Option that has previously lapsed or been cancelled, terminated or surrendered.

        6.6    Transferability of Option.

          (a)    Rights to Transfer.    A Stock Option shall be transferable to the extent provided in the Award Agreement; provided, however, that an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of Participant only by Participant. If the Award Agreement does not provide for transferability, then the Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of Participant only by Participant.

          (b)    Evidence of Rights.    The transferee of a Stock Option shall not be permitted to exercise the Stock Option unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

        6.7    Qualification of Incentive Stock Options.

          (a)    Shareholder Approval of Plan.    To the extent shareholder approval of this Plan is required by Section 422 of the Code, no Eligible Person shall be granted an Incentive Stock Option unless this Plan is approved by the shareholders of the Company within twelve (12) months before or after the date this Plan is adopted (or, if applicable, amended pursuant to clause (ii) of subsection 14.1) by the Board.

          (b)    Fair Market Value Restrictions.    To the extent that the aggregate Fair Market Value (determined on the Award Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the

  Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

          (c)    Termination of Authority to Issue Incentive Stock Options.    Notwithstanding any provision of this Plan to the contrary, no Incentive Stock Option shall be granted to any Team Member after the Expiration Date.

          (d)    Qualification of Incentive Stock Option.    To the extent that a Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Company to timely approve the Plan, or the time or manner of its exercise or otherwise) such Stock Option or the portion thereof that does not qualify as an Incentive Stock Option shall be deemed to constitute a Non-Qualified Stock Option under this Plan.

          (e)    Failure to Qualify.    Notwithstanding any provision herein to the contrary, none of the Plan Administrator, the Company, any Affiliates, or the directors, officers or employees of the foregoing, shall have any liability to any Participant or any other Person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time.

SECTION 7. RESTRICTED SHARES

        7.1    Grants of Restricted Shares.    The Plan Administrator may, in its sole and absolute discretion, grant Restricted Shares, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person. Each Eligible Person granted Restricted Shares shall execute an Award Agreement setting forth the terms and conditions of such Restricted Shares, including, without limitation, the Purchase Price, if any, the Restriction Period, which shall in no event exceed ten (10) years from the Award Date, and conditions of forfeitability, whether based on performance standards, period of service or otherwise.

        7.2    Payment for Restricted Shares.    Upon Participant's acceptance of an applicable Award Agreement for Restricted Shares, Participant shall pay to the Company the Purchase Price, if any, for the Restricted Shares. Such Purchase Price may be paid in any manner permitted under Section 11 herein and set forth in the applicable Award Agreement. The Purchase Price, if any, shall be determined by the Plan Administrator, in its sole and absolute discretion, and set forth in the applicable Award Agreement.

        7.3    Terms of Restricted Shares.

          (a)    Forfeiture of Restricted Shares.    Subject to subsection 7.3(b) herein, and except as otherwise provided in the applicable Award Agreement, all Restricted Shares shall be forfeited and returned to the Company and all rights of Participant with respect to such Restricted Shares shall terminate unless Participant satisfies the requirements of the Award Agreement, which may include requirements for continuation of service, performance, and such other terms and conditions as the Plan Administrator, in its sole and absolute discretion, shall determine applicable with respect to the Restricted Shares.

          (b)    Waiver of Restriction Period.    Notwithstanding anything contained in this Section 7 to the contrary, the Plan Administrator may, in its sole and absolute discretion, waive the Restriction Period and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or Disability of Participant, or a material change in circumstances arising after the Award Date) and impose such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Plan Administrator shall deem appropriate.

        7.4    Transferability of Restricted Shares

          (a)    Rights to Transfer.    An Award of Restricted Shares shall be transferable to the extent provided in the Award Agreement. If the Award Agreement does not provide for transferability, then the Restricted Shares shall not be transferable except by will or by the laws of descent and distribution.

          (b)    Evidence of Rights.    The transferee of an Award of Restricted Shares shall not be evidenced on the books and records of the Company unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

SECTION 8. STOCK APPRECIATION RIGHTS

        8.1    Grant of Stock Appreciation Rights.    The Plan Administrator may, in its sole and absolute discretion, grant Stock Appreciation Rights, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person; provided, however, that no Stock Appreciation Right shall be issued alone, in addition to, or in "tandem" with any other Award if such issuance would result in a "deferral of compensation" under Section 409A of the Code. Each Eligible Person so selected shall be offered a Stock Appreciation Right to receive cash only in an amount equal to the excess of the Fair Market Value of the aggregate number of Shares subject to such Stock Appreciation Right on the Exercise Date over the Fair Market Value of the aggregate number of Shares subject to such Stock Appreciation Right on the Award Date. The Plan Administrator shall specify in the Award Agreement the number of Shares subject to the Award and any conditions and restrictions as the Plan Administrator shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Plan.

        8.2    Award Term.    No Stock Appreciation Right shall be exercisable after the expiration of the Award Term determined by the Plan Administrator, which shall in no event exceed ten (10) years from the Award Date, as set out in Participant's Award Agreement.

        8.3    Exercisability.    A Stock Appreciation Right may only be exercised in the time and manner determined by the Plan Administrator and set out in the applicable Award Agreement. Notwithstanding the foregoing, the Plan Administrator may accelerate the time at which any outstanding Stock Appreciation Right may be exercised if the Plan Administrator determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

        8.4    Time and Manner of Exercise.    Except to the extent otherwise provided in the applicable Award Agreement, each Stock Appreciation Right may be exercised, in whole or in part, by submitting to the Plan Administrator an Exercise Agreement in the form prescribed by the Plan Administrator and duly executed by Participant (or, following Participant's Disability or death, his legal representative, estate or heirs, as the case may be). The applicable tax withholding shall be paid in full at the time of exercise in a manner permitted under Section 11.2 (a) or (c) herein; provided, however, that the Company shall, to the extent permitted under applicable law, have the right to withhold directly from the cash payment due upon exercise of a Stock Appreciation Right an amount equal to the applicable tax withholding obligation. Unless otherwise provided in the applicable Award Agreement, in the event Participant's Continuous Service terminates, Participant (or, following Participant's Disability or death, his legal representative, estate or heirs, as the case may be) may thereafter exercise his Stock Appreciation Right (to the extent that Participant was entitled to exercise such Stock Appreciation Right as of the Termination Date), to the same extent that Participant (or, following Participant's Disability or death, his legal representative, estate or heirs, as the case may be) would be permitted to exercise a Stock Option following his Termination Date under subsection 6.5 above.

        8.5    Transferability.

          (a)    Rights to Transfer.    A Stock Appreciation Right shall be transferable to the extent provided in the Award Agreement. If the Award Agreement does not provide for transferability, then the Stock Appreciation Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of Participant only by Participant.

          (b)    Evidence of Rights.    The transferee of a Stock Appreciation Right shall not be permitted to exercise the Stock Appreciation Right unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

        8.6    Payment of Benefit.    The Stock Appreciation Right shall provide that the holder thereof will be paid for the value of the Stock Appreciation Right in cash as set forth in the applicable Award Agreement. The value of any fractional Shares shall be paid in cash.

SECTION 9. RESTRICTED SHARE UNITS

        9.1    Grant of Restricted Share Units.    The Plan Administrator may, in its sole and absolute discretion, grant Restricted Share Units, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Person. Each Eligible Person granted Restricted Share Units shall execute an Award Agreement, which shall set forth such terms and conditions applicable to the Restricted Share Units as the Plan Administrator shall determine are appropriate and consistent with the provisions of the Plan, including the Restriction Period, which shall in no event exceed ten (10) years from the Award Date, and conditions of forfeitability, whether based on performance standards, period of service or otherwise. The Plan Administrator may, as of the Award Date, designate an Award of Restricted Share Units as a Performance-Based Award. A Restricted Share Unit shall represent an unfunded, unsecured right to receive one Share or cash equal to the Fair Market Value of a Share, as provided in the Award Agreement.

        9.2    Terms of Restricted Share Units.

          (a)    Forfeiture of Restricted Share Units.    Subject to subsection 9.2(b) herein, and except as otherwise provided in the applicable Award Agreement, all Restricted Share Units shall be forfeited and returned to the Company and all rights of a Participant with respect to such Restricted Share Units shall terminate unless the Participant satisfies the requirements of the Award Agreement, which may include requirements for continuation of service, performance, and such other terms and conditions as the Plan Administrator, in its sole and absolute discretion, shall determine to be applicable with respect to the Restricted Share Units.

          (b)    Waiver of Restriction Period.    Notwithstanding anything contained in this Section 9 to the contrary, the Plan Administrator may, in its sole and absolute discretion, waive the Restriction Period and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or Disability of Participant, or a material change in circumstances arising after the Award Date) and impose such terms and conditions (including forfeiture of a proportionate number of the Restricted Share Units) as the Plan Administrator shall deem appropriate.

        9.3    Settlement.    An Award of Restricted Share Units shall be settled no later than March 15th of the calendar year following the end of the calendar year in which such Restricted Share Units are no longer subject to a substantial risk of forfeiture. Notwithstanding the foregoing, settlement may occur after such date if (i) it is administratively impracticable to settle a Restricted Share Unit by such date and such impracticability was unforeseeable on the Award Date, provided that settlement occurs as soon as administratively practicable thereafter; or (ii) settlement by such date would jeopardize the ability of the Company to continue as a going concern, provided that settlement occurs as soon as doing so would not have such effect.

        9.4    Transferability of Restricted Share Units.

          (a)    Rights to Transfer.    An Award of Restricted Share Units shall be transferable to the extent provided in the Award Agreement. If the Award Agreement does not provide for transferability, then the Restricted Share Units shall not be transferable except by will or by the laws of descent and distribution.

          (b)    Evidence of Rights.    The transferee of an Award of Restricted Share Units shall not be evidenced on the books and records of the Company unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

SECTION 10. SHAREHOLDER RIGHTS

        Except to the extent otherwise provided in the applicable Award Agreement, no Person shall have any rights as a stockholder of the Company with respect to any Shares of Common Stock subject to an Award unless and until such Person becomes the holder of record of such Shares pursuant to subsection 4.6 hereof, and except as otherwise permitted by subsection 13.1, no adjustment will be made for dividends or other distributions in respect of such Shares for which the record date is prior to the date on which such Person has become the holder of record. If an Award Agreement provides for dividend equivalent rights to be paid to the Participant, such amounts shall be paid at the same time dividends are paid to the shareholders of the Company, but in no event later than March 15th following the calendar year in which such dividends were declared. For these purposes, a Participant who receives a grant of Restricted Shares shall become a holder of record as of the Award Date or, if later, the date on which the applicable Purchase Price is paid, and shall thereafter be entitled to the voting and dividend rights appurtenant to such Shares.

SECTION 11. PAYMENTS UNDER AWARDS

        11.1    Consideration for Shares.    Except as otherwise provided in this Plan, consideration for Shares purchased under Awards may be submitted only in such amounts and at such intervals of time as specified in the applicable Award Agreement:

          (a)   by payment to the Company of the amount of such consideration by cash, wire transfer, certified check or bank draft;

          (b)   by execution of a promissory note, to be submitted with a stock power, endorsed in blank relating to the Shares held as collateral for such note;

          (c)   by "cashless exercise", pursuant to which the Company withholds from the Shares that would otherwise be issued upon exercise of an Award that number of Shares with a Fair Market Value equal to the Exercise Price for the Award;

          (d)   through a broker-dealer acting on behalf of Participant if (i) the broker-dealer has received a fully and duly endorsed copy of the Award Agreement and a fully and duly endorsed notice of exercise or purchase, along with written instructions signed by Participant requesting that the Company deliver Shares to the broker-dealer to be held in a designated account on behalf of Participant; (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon grant, exercise, or vesting; and (iii) the broker-dealer and Participant have otherwise complied with applicable securities laws;

          (e)   through the delivery of unrestricted Shares having a Fair Market Value equal to the Exercise Price and owned by Participant for more than six (6) months (or such shorter or longer period of time as is necessary to avoid a charge to earnings on the Company's financial statements);

          (f)    any combination of one or more methods described herein; or

          (g)   any other consideration deemed acceptable by the Plan Administrator, in its sole and absolute discretion.

Notwithstanding any provision herein to the contrary, Participant shall not be permitted to exercise an Incentive Stock Option pursuant to paragraphs (c) - (g) above unless the Award Agreement specifically permits such method of exercise on the Award Date.

        11.2    Withholding Requirements.    The amount, as determined by the Plan Administrator, of any federal, state or local tax required to be withheld by the Company due to the grant, exercise, or vesting of an Award must be submitted in such amounts and at such time as specified in the applicable Award Agreement:

          (a)   by payment to the Company of the amount of such withholding obligation by cash, wire transfer, certified check or bank draft;

          (b)   through either the retention by the Company of a number of Shares out of the Shares being acquired through the Award or the delivery of unrestricted Shares owned by Participant for more than six (6) months (or such shorter or longer period as is necessary to avoid a charge to earnings on the Company's financial statements) and having a Fair Market Value equal to the minimum withholding obligation; or

          (c)   pursuant to a written agreement between Participant and the Company authorizing the Company to withhold from such Participant's regular wages the amount of such withholding tax obligation.

If Participant elects to use and the Plan Administrator permits either method described in subsection 11.2(b) herein in full or partial satisfaction of any withholding tax liability resulting from the grant, exercise or vesting of an Award hereunder, the Company shall remit an amount equal to the Fair Market Value of the Shares so withheld or delivered, as the case may be, to the appropriate taxing authorities.

SECTION 12. COMPLIANCE WITH SECURITIES AND OTHER LAWS

        12.1    Securities Laws.    Notwithstanding any other provision of this Plan, the Company shall not be obligated to sell or issue any Shares pursuant to any Award granted under this Plan unless the Shares have been registered under applicable Federal securities law, (b) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction to the extent necessary to comply with applicable state securities laws, (c) the Shares have been duly listed on such exchange in accordance with the procedures specified thereunder and (d) with respect to Participants subject to Section 16 of the Exchange Act, the Company determines that the Plan, the Award Agreement and the sale or issuance of Shares thereunder, comply with all applicable provisions of Rule 16b-3 of the Exchange Act (or any successor provision thereto). The Plan Administrator may modify or revoke all or any provision of an Award Agreement in order to comply with applicable federal and state securities laws and none of the Company, the Plan Administrator, or any Director, officer, employee, agent or representative thereof will have liability to any Person for refusing to issue, deliver or transfer any Award or any Share issuable in connection with such Award if such refusal is based upon the foregoing provisions of this subsection 12.1.

        12.2    Prohibition on Deferred Compensation.    Notwithstanding any provision herein to the contrary, any Award issued hereunder that constitutes a deferral of compensation under a "nonqualified deferred compensation plan", as such term is defined under Section 409A(d)(1) of the Code (or a successor provision thereto), shall be modified or cancelled to comply with the requirements of Section 409A of the Code (or a successor provision thereto) and applicable guidance published in the Internal Revenue Bulletin.

SECTION 13. ADJUSTMENTS UPON CHANGES IN SHARES

        13.1    Capitalization Adjustments.    If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the class(es) and maximum number of Shares available for issuance under the Plan pursuant to subsection 4.1 and available for issuance to an Eligible Person pursuant to subsection 4.2, and all outstanding Awards shall be appropriately adjusted in the class(es) and number of Shares and price per Share of Common Stock subject to such outstanding Awards. The Plan Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company).

        13.2    Change in Control.    In the event of a Change in Control, unless the Committee determines otherwise, then with respect to Awards held by Participants whose Continuous Service has not terminated and Awards held by Charitable Organizations that have not lost their tax-exempt status:

          (a)    Notice and Acceleration.    (i) The Company shall provide each Participant written notice of such Change in Control, (ii) all outstanding Stock Options and Stock Appreciation Rights of such Participant shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Shares and Restricted Share Units held by such Participant shall immediately lapse.

          (b)    Assumption of Grants.    Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Stock Options and Stock Appreciation Rights that are not exercised shall be assumed by, or replaced with comparable options or rights, by the surviving corporation.

          (c)    Other Alternatives.    Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take one or both of the following actions: the Committee may (i) require that Participants surrender their outstanding Stock Options and Stock Appreciation Rights in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant's unexercised Stock Options and Stock Appreciation Rights exceeds the Exercise Price of the Stock Options, or the Fair Market Value of the Stock Appreciation Rights on the Award Date, as applicable, or (ii) after giving Participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.

SECTION 14. AMENDMENT AND TERMINATION

        14.1    Amendment of Plan.    Notwithstanding anything contained in this Plan to the contrary, all provisions of this Plan may at any time, or from time to time, be modified or amended by the Board; provided, however, that no amendment or modification shall be made to the Plan that would (i) impair the rights of any Participant with respect to an outstanding Award issued to such Participant, unless the Participant impaired by the amendment or modification consents to such change in writing; (ii) expand the types of Awards available under the Plan or otherwise materially revise the Plan; or (iii) increase the number of Shares reserved for issuance under the Plan (other than in accordance with an adjustment pursuant to subsection 13.1 hereof), modify the class of Persons eligible to receive Awards under the Plan, or change the identity of the granting company or the Shares issued upon exercise of Incentive Stock Options, unless an amendment under (ii) or (iii) above is approved by the shareholders of the Company within twelve (12) months before or after such amendment. In addition, the Plan Administrator shall be authorized, to the same extent as the Board, to correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        14.2    Amendment of Award.    The Plan Administrator may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of this Plan; provided, however, that a Participant's rights under the Award shall not be impaired by such amendment unless (i) the Plan Administrator requests the consent of such Participant and (ii) Participant consents in writing.

        14.3    Termination of Plan.    The Board may suspend or terminate this Plan at any time, and such suspension or termination may be retroactive or prospective; provided that the termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder thereof shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award. Absent any action by the Board to terminate or suspend the Plan, the Plan shall automatically terminate on the Expiration Date.

SECTION 15. GENERAL PROVISIONS

        15.1    General Assets.    The proceeds to be received by the Company upon exercise of any Award or purchase of Shares pursuant to any Award will constitute general assets of the Company and may be used for any proper purposes.

        15.2    No Assignment or Alienation.    Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award or Shares issued in connection with an Award contrary to the provisions of this Plan, the applicable Award Agreement, or the levy of any execution, attachment or similar process upon an Award or Shares issued in connection with an Award shall be null and void and without effect.

        15.3    No Limit on Other Compensation Arrangements.    Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        15.4    Tax Withholding.    The Plan Administrator shall notify each Participant of any tax withholding obligations arising as a result of the grant, exercise or vesting of an Award. As a condition to Participant's exercise of an Award and, if applicable, the issuance of Shares, Participant must satisfy the applicable withholding obligation as may be required by law in a manner permitted under Section 11.2 hereof.

        15.5    No Right to Employment or Continuation of Relationship.    Nothing in this Plan or in any Award Agreement, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company or an Affiliate or to continue as a Consultant or non-employee Director. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate the relationship of any Consultant or non-employee Director with the Company or any Affiliate, free from any liability or any claim pursuant to this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement. No Consultant, Director or Team Member of the Company or any Affiliate shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of any Consultant, Director or Team Member of the Company or any Affiliate, or of any Participant.

        15.6    Indemnification of Plan Administrator.    The Company shall indemnify each present and future member of the Committee or the Board acting in its capacity as Plan Administrator, as well as any officer or employee acting at the direction of the Plan Administrator or its authorized delegate, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his performance of services in connection with the administration of this Plan, whether or not he continues to perform such services at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by such individual (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties hereunder or (b) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of the estate of each such member of the Committee or the Board, as well as any employee acting at the direction of the Plan Administrator or its authorized delegate, and shall be in addition to all other rights to which such member, officer or employee shall be entitled as a matter of law, contract, or otherwise.

        15.7    No Limitation Upon the Rights of the Company.    The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

        15.8    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to this Plan. If an Award vests or becomes exercisable with respect to a fractional Share, such installment will instead be rounded to the next highest whole number of Shares, except for the final installment, which will be for the balance of the total Shares subject to the Award. If a fractional Share is granted under an Award, the Plan Administrator shall pay cash to Participant in an amount equal to the proportional Fair Market Value of such fractional Share in lieu of any such fractional Share, and any rights with respect to such fractional Share shall be cancelled, terminated and otherwise eliminated.

        15.9    Restriction on Repricing.    Notwithstanding any provision in this Plan to the contrary, repricing of Stock Options and Stock Appreciation Rights shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Option or a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a repricing under generally accepted accounting pricinples; and (iii) repurchasing or canceling a Stock Option or Stock Appreciation Right at a time when its exercise price is equal to or greater than the fair market value of the underlying Shares in exchange for another Stock Option, Stock Appreciation Right, Restricted Shares or other equity award. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

        15.10    GOVERNING LAW.    TO THE EXTENT NOT OTHERWISE PREEMPTED BY FEDERAL LAW, THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

        15.11    Qualification of Plan.    This Plan is not intended to be, and shall not be, qualified under Section 401(a) of the Code.

        15.12    Compliance within Jurisdiction.    Notwithstanding any provision herein to the contrary, this Plan shall not be effective in any jurisdiction, and no Awards shall be granted to residents thereof, unless the Plan has been properly qualified under the applicable securities laws, if any, of such jurisdiction.

        15.13    Severability.    If any provision of this Plan or any Award is, or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would cause this Plan or any Award to fail to comply under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Plan Administrator, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

        15.14    Headings.    Headings are given throughout this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        15.15    Gender and Number.    In construing the Plan, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date WHOLE FOODS MARKET, INC. WHOLF1 For Against Abstain WHOLE FOODS MARKET, INC. C/O SECURITIES TRANSFER CORPORATION P.O. BOX 701629 DALLAS, TX 75370 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do attend. For Against Abstain 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT PUBLIC AUDITOR FOR FISCAL YEAR 2009: 5. RATIFICATION OF THE AMENDMENT OF OUR TEAM MEMBER STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE: 3. RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2007 STOCK INCENTIVE PLAN AS THE 2009 STOCK INCENTIVE PLAN: 4. RATIFICATION OF THE AMENDMENT OF OUR STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE: 8. SHAREHOLDER PROPOSAL REGARDING REINCORPORATING FROM A TEXAS CORPORATION TO A NORTH DAKOTA CORPORATION. 6. SHAREHOLDER PROPOSAL REGARDING SEPARATING THE ROLES OF COMPANY CHAIRMAN OF THE BOARD AND CEO: 7. SHAREHOLDER PROPOSAL REGARDING COMPANY SHAREHOLDER VOTES AND A SIMPLE MAJORITY THRESHOLD: For All Withhold All For All Except 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock. The undersigned further hereby ratifies and confirms all of the actions that the proxies named herein, their substitutes, or any of them, may lawfully do by virtue of this proxy. Vote on Directors 01) DR. JOHN B. ELSTROTT 02) GABRIELLE E. GREENE 03) HASS HASSAN 04) STEPHANIE KUGELMAN 05) JOHN P. MACKEY 06) MORRIS J. SIEGEL 07) DR. RALPH Z. SORENSON 08) WILLIAM A. (KIP) TINDELL, III 1. ELECTION OF DIRECTORS Nominees: Vote on Proposals VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 15, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 15, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 0 0 0

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. WHOLF2 PROXY WHOLE FOODS MARKET, INC. The undersigned hereby (a) acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Whole Foods Market, Inc. (the “Company”) to be held on March 16, 2009, at 9:00 a.m., local time, at the Nashville Marriott at Vanderbilt University, 2555 West End Avenue, Nashville, TN 37203 and the Proxy Statement in connection therewith, and (b) appoints John P. Mackey and Glenda Chamberlain and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as specified on the reverse side. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares owned, please date, sign and return this proxy card in the enclosed envelope (which requires no postage if mailed in the United States). THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED: • FOR ALL NOMINEES FOR DIRECTORS • FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP • FOR THE RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2007 STOCK INCENTIVE PLAN AS THE 2009 STOCK INCENTIVE PLAN • FOR THE RATIFICATION OF THE AMENDMENT OF OUR STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE • FOR THE RATIFICATION OF THE AMENDMENT OF OUR TEAM MEMBER STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE • AGAINST THE SHAREHOLDER PROPOSAL REGARDING SEPARATING THE ROLES OF COMPANY CHAIRMAN OF THE BOARD AND CEO • AGAINST THE SHAREHOLDER PROPOSAL REGARDING COMPANY SHAREHOLDER VOTES AND A SIMPLE MAJORITY THRESHOLD • AGAINST THE SHAREHOLDER PROPOSAL REGARDING REINCORPORATING FROM A TEXAS CORPORATION TO A NORTH DAKOTA CORPORATION

R1WFM1 WHOLE FOODS MARKET, INC. C/O SECURITIES TRANSFER CORPORATION P.O. BOX 701629 DALLAS, TX 75370 You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Proxy Materials Available ** IMPORTANT NOTICE ** Regarding the Availability of Proxy Materials WHOLE FOODS MARKET, INC. Shareholder Meeting to be held on 03/16/09 Notice and Proxy Statement Annual Report See the Reverse Side for Meeting Information and Instructions on How to Vote •• Have the 12 Digit Control Number available and visit: www.proxyvote.com PROXY MATERIALS - VIEW OR RECEIVE You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed below on or before 03/02/09. HOW TO VIEW MATERIALS VIA THE INTERNET HOW TO REQUEST A COPY OF MATERIALS 1) BY INTERNET - www.proxyvote.com 2) BY TELEPHONE - 1-800-579-1639 3) BY E-MAIL* - sendmaterial@proxyvote.com *If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

R1WFM2 Meeting Type: Annual Meeting Date: 03/16/09 Meeting Time: 9:00 a.m., Local Time For holders as of: 01/16/09 Meeting Location: Meeting Information The Nashville Marriott at Vanderbilt University 2555 West End Avenue Nashville, TN 37203 (615) 321-1300 To vote these shares at the meeting, registered holders will need to request a ballot at the meeting. Vote In Person How To Vote Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 15, 2009. Have your notice in hand when you access the web site and follow the instructions.

The Board of Directors recommends a vote FOR Proposals 1 through 5 and AGAINST Proposals 6 through 8. Voting items 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT PUBLIC AUDITOR FOR FISCAL YEAR 2009 5. RATIFICATION OF THE AMENDMENT OF OUR TEAM MEMBER STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE 3. RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2007 STOCK INCENTIVE PLAN AS THE 2009 STOCK INCENTIVE PLAN 4. RATIFICATION OF THE AMENDMENT OF OUR STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE 8. SHAREHOLDER PROPOSAL REGARDING REINCORPORATING FROM A TEXAS CORPORATION TO A NORTH DAKOTA CORPORATION 6. SHAREHOLDER PROPOSAL REGARDING SEPARATING THE ROLES OF COMPANY CHAIRMAN OF THE BOARD AND CEO 7. SHAREHOLDER PROPOSAL REGARDING COMPANY SHAREHOLDER VOTES AND A SIMPLE MAJORITY THRESHOLD 01) DR. JOHN B. ELSTROTT 02) GABRIELLE E. GREENE 03) HASS HASSAN 04) STEPHANIE KUGELMAN 05) JOHN P. MACKEY 06) MORRIS J. SIEGEL 07) DR. RALPH Z. SORENSON 08) WILLIAM A. (KIP) TINDELL, III 1. ELECTION OF DIRECTORS Nominees: IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. R1WFM3

R1WFM4

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
YOUR VOTE IS IMPORTANT!
PROXY STATEMENT
Some Questions You May Have Regarding this Proxy Statement
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF INDEPENDENT AUDITOR
EXECUTIVE COMPENSATION
PROPOSAL 3—TO AMEND AND RESTATE THE WHOLE FOODS MARKET 2007 STOCK INCENTIVE PLAN
PROPOSAL 4—TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S STOCK INCENTIVE PLAN
PROPOSAL 5—TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S TEAM MEMBER STOCK PURCHASE PLAN
PROPOSAL 6—SHAREHOLDER PROPOSAL
PROPONENT'S PROPOSAL AND SUPPORTING STATEMENT
OUR STATEMENT IN OPPOSITION
PROPOSAL 7—SHAREHOLDER PROPOSAL
PROPONENT'S PROPOSAL AND SUPPORTING STATEMENT
OUR STATEMENT IN OPPOSITION
PROPOSAL 8—SHAREHOLDER PROPOSAL
PROPONENT'S PROPOSAL AND SUPPORTING STATEMENT
OUR STATEMENT IN OPPOSITION
OTHER INFORMATION
WHOLE FOODS MARKET 2009 STOCK INCENTIVE PLAN